Exhibit 10.4

Asset Purchase Agreement

This Asset Purchase Agreement (this “Agreement”) is made and entered into as of the 27th day of July, 2022 (the “Effective Date”), by and among: Tradition Transportation Company, L.L.C., an Indiana limited liability company, and Tradition Leasing Systems, L.L.C., an Indiana limited liability company (collectively, the “Purchaser” and, as necessary, “Trucking Purchaser” and “Leasing Purchaser”, respectively); and, Karr Transportation, Inc., an Arkansas corporation, Beers Investment Group, LLC, an Arkansas limited liability company, and its shareholders, Kelly Beers and Albert Beers, husband and wife (collectively, the “Sellers”). All of Purchaser, Trucking Purchaser, Leasing Purchaser, and Sellers shall be referred to as the “Parties” and individually, as appropriate, as a “Party”.

Article I - Recitals

Whereas, the Sellers, either directly or through Affiliates, operate a freight transportation business, under the Department of Transportation number MC-667883, which has a principal office location of 4106 Highway 62, Mountain Home, Arkansas 72653 (the “Business”); and,

Whereas, the Sellers operate the Business entirely and exclusively through Karr Transportation, Inc., an Arkansas for profit corporation incorporated on April 21, 2010 (“Karr”); and,

Whereas, the Sellers own certain equipment used in connection with the Business in the company formerly known as Twin Gables RB & Boat Storage, now the Beers Investment Group, LLC, an Arkansas limited liability company organized on November 26, 2013 (“Beers”); and,

Whereas, all of the equipment and assets of every kind and nature used in or for the benefit of the Business are owned by either or both of Karr and/or Beers; and,

Whereas, the Sellers desire to transfer select assets to Purchaser; and, Purchaser wishes to acquire certain assets from Seller, upon the terms and subject to the conditions of this Agreement; and,

Whereas, Albert Beers and Kelly Beers are the sole shareholders of Karr and the sole members of Beers, and no other Person has any right, title or interest in or to any of the securities or assets of the company (except as provided in this Agreement); and,

Whereas, the Sellers have fully considered this Agreement and all transactions contemplated by this Agreement, and deem this Agreement and all transactions contemplated by this Agreement by the Sellers to be advisable and in the best interest of the Sellers and their stakeholders.

NOW, THEREFORE, in consideration of the premises, the agreements, representations, warranties, covenants and obligations contained in this Agreement, and the Definitive Documents, and other good and valuable consideration, the receipt and legal sufficiency of which are acknowledged by this Agreement, the Parties to this Agreement, intending to be legally bound, agree as follows:

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Article II – Electronic Records, Signatures and Defined Terms

1.	E-Records and Modern Communications. All Parties to this Agreement approve the use of modern communication tools for this Agreement and the transactions contemplated by this Agreement. An electronic record within the meaning of the Indiana Uniform Electronics Transaction Act (Indiana Code Section 26-2-8-101, et. seq.) as amended and in effect from time to time (“IUETA”) may satisfy any requirement under this Agreement regarding a record or other writing. An electronic signature within the meaning of the IUETA may satisfy any requirement under this Agreement with respect to a signature. The use of electronic records and of electronic signatures is authorized to fulfill and implement the provisions of this Agreement, subject to such security procedures (within the meaning of the IUETA) as the Purchaser may approve from time to time to assure the authenticity and validity of electronic records and electronic signatures that may be utilized for such purposes. The Parties may keep and maintain the records pertaining to this Agreement in electronic format, including, without limitation, records which bear electronic or manual signatures. The Parties elect coverage under the Electronic Signatures in Global and National Commerce Act, codified at 15 U.S.C. §7001, et seq., as amended, repealed and re-codified, from time to time, to the extent it broadens the substantive or geographic scope of the IUETA. It is the intention of the Parties that consummation and implementation of this Agreement shall be “paperless” to the fullest extent possible and practicable.

Collectively, all records described in this paragraph shall be referred to as “E-Records”. E-Records are the equivalent of “in writing” or “signed” et cetera. Anything in this section to the contrary notwithstanding, any Party may request original mechanical signatures to this Agreement, and upon such request, each Party will provide an executed original of the Agreement to the other Party.

2.	Capitalized words. Capitalized words (or phrases) not otherwise defined in this Agreement shall have the meanings ascribed to them in this Article II. As used in this Agreement, the following words (or phrases) shall have the following meanings, to wit:

A.	Affiliate. The term “Affiliate” shall mean and refer to, with respect to any party to this Agreement, (i) any Person that directly, indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Party; or, (ii) any Person that is a shareholder, member, partner, officer, trustee, or serves in a similar capacity, with respect to the Party, or with respect to which the Party serves in such a capacity. “Control” shall mean, with respect to any non-individual Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Person, whether through the ownership of voting securities, by contract, or otherwise.

B.	Company Financials. The term or phrase "Company Financials" shall mean and refer to the tax returns, financial statements, and any supplementary information of the Sellers that has been, or may be, provided to the Purchaser.

C.	Document(s). The term “Document(s)” shall mean and refer to, without limitation, all originals or samples or copies (no matter how created or maintained) of any written, typed, printed, recorded, or graphic matter, however preserved, produced or reproduced, of any type or description, regardless of origin or location, including, without limitation, any binder, cover note, certificate, letter, correspondence, record, table, chart, analysis, graph, drawing, schedule, report, test, study, memorandum, note, list, diary, log, calendar, telex, message (including, without limitation, inter-office and intra-office communications), questionnaire, bill, purchase order, shipping order, contract, memorandum of contract, agreement, assignment, license, certificate, permit, ledger, ledger entry, book of account, check, order, invoice, receipt, statement, financial data, acknowledgment, computer or data processing card, computer or data processing disk, computer-generated matter, photograph, photographic negative, phonograph recording, transcript or log of any such recording, projection, videotape, film, microfiche, and all other data compilations from which information can be obtained or translated, reports, summaries of investigations or evaluations, drafts and revisions of drafts of any documents and original preliminary notes, estimates or sketches.

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D.	GAAP. The term or phrase “GAAP” shall mean and refer to generally accepted accounting principles applied on a “Consistent Basis”, as set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements of the Financial Accounting Standards Board and in the Rules and Regulations of the Securities and Exchange Commission and/or their respective successors and which are applicable in the circumstances as of the date in question. For purposes of defining GAAP under this paragraph, accounting principles are applied on a “Consistent Basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a proceeding period; provided, however, that changes in the application of accounting principles which do not have a material impact on calculating the financial covenants contained in this Agreement or in otherwise evaluating such financial statements shall be deemed comparable in all material respects to accounting principles applied in the preceding period.

E.	Person. The term “Person” shall mean and refer to an individual, any association, corporation, business corporation, benefit corporation, partnership, general partnership, limited partnership, limited liability company, limited liability partnership, limited liability limited partnership, joint stock association, joint venture, firm, estate, trust, business trust, cooperative, unincorporated business association or organization, or any similar organization or foreign association of like structure, or other legal entity.

F.	Taxes. The term "Taxes" shall mean and refer to any federal, state, local, foreign, or other income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, without limitation, taxes under Code Section 59(A)), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, ad valorem, or other taxes of any kind whatsoever, including, without limitation, any interest, penalty, or addition thereto, whether disputed or not.

G.	Tax Return. The term or phrase "Tax Return" shall mean and refer to any return, declaration, report, claim for refund, information return or statement relating to Taxes, including, without limitation, any schedule or attachment thereto, and including, without limitation, any amendment thereof.

Article III – Assets Transferred and Excluded Liabilities

1.	Specific Assets. On the terms and subject to the conditions set forth in this Agreement, the Sellers will sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser will purchase, on the Closing Date, all of the Sellers’ right, title and interest in, to and under the following assets, properties and rights of the Sellers, (collectively, the “Assets”), free and clear of all mortgages, liens, security interests, encumbrances, claims, charges and restrictions of any kind or character (collectively, the “Liens”), with this Agreement being a limited asset purchase transaction. As part of the transaction, the following shall occur and be transferred (or not transferred), to wit:

A.	Tractors. A schedule of vehicles [semi-tractors] is attached to this Agreement and incorporated into this Agreement as Schedule A (the “Tractors”). As of the Effective Date, on the terms and subject to the conditions set forth in this Agreement, the Sellers will sell, transfer, convey, assign and deliver to the Purchaser all of the Sellers right, title and interest in and to the Tractors free and clear of all Liens. Sellers covenant and agree to:

(i)	file IRS Form 8594, Asset Acquisition Statement under Section 1060, as required by the Internal Revenue Code,
(ii)	accurately include the total sales price (consideration) for the Tractors in the amount of three million five hundred thousand dollars ($3,500,000), and
(iii)	allocate the Tractor consideration as set forth in Schedule A of this Agreement.

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B.	Trailers. A schedule of trailers is attached to this Agreement and incorporated into this Agreement as Schedule B (the “Trailers”). As of the Effective Date, on the terms and subject to the conditions set forth in this Agreement, the Sellers will sell, transfer, convey, assign and deliver to the Purchaser all of the Sellers right, title and interest in and to the Trailers free and clear of all Liens. Sellers covenant and agree to:

(iv)	file IRS Form 8594, Asset Acquisition Statement under Section 1060, as required by the Internal Revenue Code,
(v)	accurately include the total sales price (consideration) for the Trailers in the amount of three million dollars ($3,000,000), and
(vi)	allocate the Trailer consideration as set forth in Schedule B of this Agreement.

C.	Agent Agreements. Sellers are entering into an Agent Agreement with Trucking Purchaser contemporaneously with this Agreement, a copy of which is attached to this Agreement and incorporated into this Agreement as Schedule C (the “Trucking Agent Contract”). Sellers are also entering into an Agent Agreement with Freedom Freight Solutions, LLC, contemporaneously with this Agreement, a copy of which is attached to this Agreement and incorporated into this Agreement as Schedule D (the “Freedom Agent Contract”). As of the Effective Date, and upon entering into the Trucking Agent Contract and the Freedom Agent Contract, the Sellers will sell, transfer, convey, assign and deliver to the Purchaser all of the Sellers right, title and interest in and to the Customers and any Customer contract free and clear of all Liens. As an inducement and additional consideration for Sellers to enter into the Trucking Agent Contract and the Freedom Agent Contract, the Purchaser shall pay the Sellers two hundred thousand dollars ($200,000.00).

D.	Employees / Drivers. A schedule of commercial truck drivers employed by Sellers as of the Effective Date is attached to this Agreement and incorporated into this Agreement as Schedule E (the “Drivers”). Purchaser may, at its sole and absolute discretion, on the Effective Date, offer employment (at the base compensation and wage levels and on other terms and conditions as the Purchaser shall determine in its sole discretion) to any or all Drivers. Any Driver receiving and accepting an offer of employment with Purchaser who fully qualifies under the Fleet Safety Policies and Procedures of Purchaser shall, after fourteen (14) days of compliant performance of such Driver’s duties, entitle the Sellers to a placement fee of five thousand dollars ($5,000). Any Driver who is not employed by Purchaser sixty (60) days after the Effective Date shall no longer be considered a Schedule E Driver and may be hired by Purchaser and Sellers shall not be entitled to any placement fee.

E.	Employees / Mechanics. A schedule of qualified commercial truck (diesel) mechanics employed by Sellers as of the Effective Date is attached to this Agreement and incorporated into this Agreement as Schedule F (the “Mechanics”). Purchaser may, at its sole and absolute discretion, on the Effective Date, offer employment (at the base compensation and wage levels and on other terms and conditions as the Purchaser shall determine in its sole discretion) to any or all Mechanics. Any Mechanics receiving and accepting an offer of employment with Purchaser who fully qualifies under the Fleet Safety Policies and Procedures of Purchaser shall, after fourteen (14) days of compliant performance of such Mechanic’s duties, entitle the Sellers to a placement fee of five thousand dollars ($5,000). Any Mechanic who is not employed by Purchaser sixty (60) days after the Effective Date shall no longer be considered a Schedule F Mechanic and may be hired by Purchaser and Sellers shall not be entitled to any placement fee.

F.	Employees / Operations. A schedule of all other operational employees of Sellers (other than Drivers and Mechanics) employed by Sellers as of the Effective Date is attached to this Agreement and incorporated into this Agreement as Schedule G (the “Operations Staff”). Purchaser may, at its sole and absolute discretion, on the Effective Date, offer employment (at the base compensation and wage levels and on other terms and conditions as the Purchaser shall determine in its sole discretion) to any or all of the Operations Staff. Any Operations Staff receiving and accepting an offer of employment with Purchaser who fully qualifies under the general hiring guidelines of Purchaser shall, after fourteen (14) days of compliant performance of such Operations Staff’s duties, entitle the Sellers to a placement fee of five thousand dollars ($5,000). Any Operations Staff who is not employed by Purchaser sixty (60) days after the Effective Date shall no longer be considered a Schedule G Operations Staff and may be hired by Purchaser and Sellers shall not be entitled to any placement fee.

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G.	WARN Act. On or after the Effective Date, Seller shall send the notices required by the Worker Adjustment and Retraining (“WARN”) Act and be responsible for any costs and expenses connected therewith.

H.	No Obligation to Employ. Notwithstanding anything in this Agreement to the contrary, (i) nothing in this Agreement shall create any obligation on the part of the Purchaser to offer employment to any employee or former employee of Seller, (ii) nothing in this Agreement shall create any obligation on the part of the Purchaser to continue the employment of any employee hired by Purchaser for any definite period following the Effective Date even if such employee was at any time an employee of Seller, and (iii) nothing in this Agreement shall preclude the Purchaser from altering, amending, or terminating any of its employee benefit plans, or the participation of any of its employees in such plans, at any time. No employee or former employee of the Sellers, including, without limitation, any beneficiary or dependent of any employee or former employee of the Sellers, or any other Person not a party to this Agreement, shall be entitled to assert any claim under this Agreement as a third-party beneficiary to this Agreement.

I.	Miscellaneous Personal Property. All of the miscellaneous personal property used by Sellers in connection with the Business, including, without limitation, furniture, fixtures, equipment and other tangible personal property, as well as all books and records relating to the Assets, including, without limitation, purchase information, warranty information, maintenance and repair information, operation history, title and registration, and accounting information shall be transferred by Sellers to Purchaser for the sum of one dollar ($1.00).

J.	Real Property. At Closing, the Purchaser and Sellers shall enter into a mutually agreeable lease for use of the property commonly known as 4106 Highway 62 East, Mountain Home, Arkansas 72653, at the rate of three thousand dollars ($3,000) per month for the office space (as currently used by the Business) and one thousand five hundred dollars ($1,500) per month for the repair shop space (as currently used by the Business). The term of the lease shall be six (6) months from the date of Closing, with Purchaser having the right to extend the term under the same terms and costs for two (2) additional six (6) month periods. Intent is for current dispatch and operations offices, two (2) additional offices occupied by accounting, and non-exclusive use of the break area, kitchen and restrooms; together with the three (3) bay maintenance facility, office currently used, and up to ten (10) parking spaces for semi-trucks and trailers (additional to employee and customer parking).

2.	Assumed Liabilities. The Purchaser does not and will not assume, and does not agree to pay, perform or discharge any obligation or liability of the Sellers (the “Assumed Liabilities”).

3.	Excluded Liabilities. Purchaser does not assume and shall not be responsible for any liabilities or obligations of the Sellers, of any kind or nature, whether or not relating to the Sellers’ business or the any of the assets being purchased, whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, arising out of events or transactions or facts occurring on, prior to, or after the Effective Date (collectively the “Excluded Liabilities”), including, without limitation, the following Excluded Liabilities:

A.	all liabilities and obligations of any kind existing as of the Effective Date owed or owing by the Business or the Sellers and/or any Affiliate of Sellers;

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B.	all liabilities and obligations relating to current or former employees, agents, consultants or other independent contractors of the Sellers, whether or not such persons are employed by the Purchaser after the Effective Date, relating to services performed, benefit accruals or claims accrued or incurred prior to the Effective Date or with respect to employee benefit plans, programs or arrangements at any time on or after the Effective Date, including, but not limited to, any “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) and all retirement, stock, stock option, welfare benefit, savings, deferred compensation, incentive compensation, paid time off, severance pay, salary continuation, disability, fringe benefit, compensation, accrued payroll, accrued vacation pay, sick leave, severance, worker's compensation, unemployment compensation, employee welfare or retirement benefits (including, further and without limitation, any liability or obligation of the Seller under any welfare plan or policy for continuing health coverage), and other employee benefit arrangements, plans, policies, or practices maintained, contributed to, or required to be contributed by the Sellers or any ERISA Affiliate (defined as any person, entity, any trade or business (whether or not incorporated) that is treated as a single employer with the Seller under Section 414 of the Code) or with respect to which the Seller or any ERISA Affiliate may have any liability (collectively the "Benefit Plans") or obligations under any employment agreement or arrangement, liabilities under the Worker Adjustment and Retraining Notification (“WARN”) Act and obligations or agreements to rehire or give preferential treatment to laid-off or terminated employees;

C.	all liabilities and obligations, whether absolute, accrued, contingent or otherwise, for federal, state, county, local, foreign or other income, sales, use, real estate, property, excise, employee payroll or other taxes or assessments (including, without limitation, interest and penalties) of any kind whatsoever relating to the business assets being transferred or the Sellers for periods up to and including the Effective Date, and any income taxes resulting from the transactions contemplated by this Agreement;

D.	any and all damages, losses, liabilities, actions, claims, costs and expenses (including, without limitation, closure costs, fines, penalties, expenses of investigation and remediation and ongoing monitoring and reasonable attorneys' fees) directly or indirectly based upon, arising out of, resulting from or relating to (i) any violation of any Environmental Law by the Sellers or any Person or entity acting on behalf of the Sellers or the Person from or through which the Sellers leased any property (including, without limitation, any failure to obtain or comply with any permit, license or other operating authorization under provisions of any Environmental Law), (ii) any and all liabilities under any Environmental Law arising out of or otherwise in respect of any act, omission, event, condition or circumstance occurring or existing in connection with the business assets being transferred or the Sellers on or prior to the Effective Date (including, without limitation, liabilities relating to (X) removal, remediation, containment, cleanup or abatement of the presence of any Regulated Substance, whether on-site or off-site and (Y) any claim by any third party, including without limitation, tort suits for personal or bodily injury, property damage or injunctive relief; and,

E.	all liabilities and obligations arising out of any lawsuit, action, proceeding, inquiry, claim, order or investigation by or before any governmental authority related to the business assets being transferred or the Sellers arising out of events, transactions, facts, acts or omissions which occurred prior to or on the Effective Date, including, without limitation, personal injury, including death or property damage, product liability or strict liability.

Article IV – Purchase Price, Freight Agent, Employment and Sub-Lease

1.	Purchase Price. The aggregate purchase price to be paid by Purchaser to the Sellers for the Assets being purchased (the "Purchase Price") shall be six million seven hundred thousand and one dollars ($6,700,001.00) and other good and valuable consideration. The Purchase Price is the aggregate of the allocation amongst the Tractors listed on Schedule A, the Trailers listed on Schedule B, the miscellaneous personal property, and the consideration for the Trucking Agent Contract attached as Schedule C and the Freedom Agent Contract attached as Schedule D (but not including the commissions). The Purchase Price does not include the payments contemplated for Drivers, Mechanics, or Operations Staff which, like the commissions under the agent agreements, would be in addition to the Purchase Price and payable post-Closing as set forth in the attached agreements.

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2.	Closing. Closing shall occur contemporaneously with the execution of this Agreement or on July 27, 2022, if the parties sign this Agreement earlier, unless the Parties elect to sign this Agreement to be effective as of a date set for funding and Closing. “Closing” and “Closing Date” shall be the same as the Effective Date, or the date of funding. Simultaneous with the execution of this Agreement on the Effective Date, Sellers have executed and delivered to Purchaser such bills of sale and instruments of assignment and assumption as are necessary to convey title to the Assets, and Purchaser has paid the Purchase Price to Sellers. All such actions shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

Article V – Allocations, Reconciliations and Approvals

1.	Allocation of Income and Expenses. All revenue from loads delivered prior to the Effective Date (the “Pre-Closing Loads”) shall belong to the Sellers. All revenue from loads delivered on and after the Effective Date (the “Post-Closing Loads”) shall belong to Purchaser; provided, however, that any loads completed in transit and awaiting delivery in local area (within 50 miles of delivery) shall be paid to Sellers, net of any cost incurred by Purchaser and upon payment by customer. As soon as reasonably practicable after the Effective Date, but in any event within thirty (30) days following the Effective Date, representatives of Sellers and Purchaser shall examine all relevant books and records of the Business as of the Effective Date and Sellers shall assist Purchaser with collection efforts on all such Post-Closing Loads, as needed.

2.	Allocation of Purchase Price. The Purchase Price shall be allocated against liabilities assumed by Purchaser. Sellers and Purchaser each agree to comply with the requirements of Section 1060 of the Internal Revenue Code and to report the federal, state and local income and other tax consequences of the transactions contemplated by this Agreement.

3.	Sales, Use and Other Taxes. In the event that any sales, use, transfer, license, title or other similar taxes or charges are assessed on or after the Effective Date as a result of the transactions described in this Agreement, upon transfer and/or reissue of vehicle titles or at any time thereafter on the transfer of any of the Purchased Assets, then in each instance such taxes or charges incurred as a result of the transactions contemplated by this Agreement shall be allocated equally between the Purchaser and the Sellers.

4.	Collection of Seller Account Receivables. From and after the Effective Date, and for a period of not less than one year, the Sellers shall provide Purchaser with reasonable assistance with respect to Purchaser’s collection of accounts receivables associated with the business assets being transferred and Post-Closing Loads. The Sellers shall remit to Purchaser all payments received by Sellers from customers for revenue that accrues as a result of Post-Closing Loads.

5.	Consents and Approvals. Each of the Parties to this Agreement shall, and shall cause Affiliates to, use reasonable efforts in good faith to obtain at the earliest practicable date any approvals, authorizations and consents, including, without limitation, the third party consents, necessary to consummate the transactions contemplated by this Agreement and take such actions as the other Parties may reasonably request to consummate the transactions contemplated by this Agreement. Sellers shall use commercially reasonable efforts to cooperate with Purchaser in connection with Purchaser’s application for the transfer, renewal or issuance of any permits, licenses, plates, approvals or authorizations required to transfer the purchased Assets from Sellers to Purchaser.

Article V – Representations and Warranties of Sellers

As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated by this Agreement, the Sellers, jointly and severally, represent and warrant to the Purchaser, as of the Effective Date of this Agreement, as set forth in this Article V, and acknowledge that the Purchaser is relying upon such representations and warranties contained in this Article V as being unconditionally true and correct, to wit:

1.	Organization. Karr Transportation, Inc., is an Arkansas corporation duly incorporated and validity existing under the laws of the State of Arkansas. Beers Investment Group, LLC, is an Arkansas limited liability company duly organized and validity existing under the laws of the State of Arkansas. Albert Beers and Kelly Beers are Arkansas residents. The Sellers possess full power and authority, and all licenses, franchise rights, permits and authorizations necessary to own their properties as presently owned and to conduct their business in the manner and by the means utilized historically and as of the Effective Date.

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2.	Capacity. The Sellers have, without exception or limitation, the full legal capacity without the consent, authorization, release or waiver of any third party, including, without limitation, any spouse of Albert Beers, to sell the Assets, and to execute, deliver and perform all of Sellers’ obligations under this Agreement, none of which will violate, conflict with, or breach any agreement to which Sellers are a party, or by which any Seller is bound, or any law, rule, regulation, order, writ, or decree to which Sellers are subject or by which any Seller is bound.

3.	Execution and Validity. The Sellers have the requisite power and authority to enter into this Agreement and to perform all obligations under this Agreement. This Agreement and each of the other agreements, documents and instruments required to be delivered on behalf of the Sellers in accordance with the provisions of this Agreement (the “Sellers’ Documents”) have been duly and validly executed and delivered by the Sellers and, assuming due authorization, execution and delivery by the Purchaser, constitute legal, valid and binding obligations of the Sellers, enforceable against the Sellers, jointly and severally, in accordance with their terms.

4.	Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by the Sellers does not, and will not, violate, conflict with, or result in the material breach of, any term, condition or provision of, or require the consent of any other Person under, (a) any material existing law, ordinance, or governmental rule or regulation to which the Sellers are subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Sellers, or (c) any mortgage, indenture, agreement, commitment, lease, plan, authorization, or other instrument, document or understanding, oral or written, to which the Sellers are a party, by which the Sellers may have rights, or by which any of the Business assets being transferred or the Sellers may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Sellers thereunder. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by the Sellers.

5.	No Restrictions; No Contravention. There is no suit, action, claim, investigation or inquiry by any Governmental or Regulatory Authority, and no legal, administrative or arbitration proceeding pending or, threatened against the Sellers or any of the Sellers’ properties or assets, with respect to the execution, delivery and performance of this Agreement or the transactions contemplated by this Agreement or any other agreement entered into by the Sellers in connection with the transactions contemplated by this Agreement. The execution, delivery and performance by the Sellers of their obligations under this Agreement and the consummation of the transactions contemplated by this Agreement, will not (a) result in the violation by the Sellers of any constitution, statute, law, rule, regulation or ordinance (collectively, “Laws”), or any judgment, decree, order, writ, permit or license (collectively, “Orders”), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a “Governmental or Regulatory Authority”), applicable to the Sellers or any of their assets or properties; (b) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require the Sellers to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Sellers, under any of the terms, conditions or provisions of any contract, franchise agreement or license to which the Sellers are, individually or collectively, a party or by which the Sellers or any of their assets or properties are bound; or, (c) conflict with or violate the Sellers’ Articles of Organization, Operating Agreement or any other corporate documents of Sellers.

6.	Approvals and Consents. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other Person is necessary or required under any of the terms, conditions or provisions of any Law or Order of any Governmental or Regulatory Authority or any license or contract to which the Sellers are party or any of the assets or properties are bound for the execution and delivery of this Agreement by the Sellers, the performance by the Sellers of the obligations under this Agreement (including, without limitation, the assignment of such contracts or licenses) or the consummation of the transactions contemplated by this Agreement.

7.	Company Financials. All Company Financials fairly present the financial condition and the results of operations, changes in shareholders’ equity and cash flows of the Sellers at the respective dates of and for the periods referred to in such Company Financials. The Company Financials have been and will be prepared from and are in accordance with the accounting records of the Sellers. All accounts, books, ledgers and official and other records of whatsoever kind have been properly and accurately kept and are complete in all respects, and there are no inaccuracies or discrepancies of any kind contained or reflected therein. All Company Financials comply with GAAP.

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8.	Title to Properties; Encumbrances. The Sellers have good and marketable title to all the purchased Assets, free and clear of all Liens (which may be paid at Closing). All of such Assets are owned by the Sellers free and clear of any and all land or conditional sales contracts, mortgages, deeds of trust, Liens, pledges, restrictions, charges, claims, encumbrances or rights of any third party.

9.	Litigation and Damage. There is no action, suit, proceeding at law or in equity by any Person, or any arbitration or any administrative or other proceeding by or before or any investigation by any Governmental or Regulatory Authority, pending or threatened against the Sellers with respect to this Agreement or the transactions contemplated by this Agreement, or against or affecting the Sellers or the purchased Assets; and, no acts, facts, circumstances, events or conditions occurred or exist which are a basis for any such action, proceeding or investigation. None of the Assets have been damaged or otherwise suffered a diminution in value outside of normal usage during the period commencing March 23, 2022 and continuing through the Closing.

10.	Taxes. The Sellers have timely filed, or caused to be filed, taking into account any valid extensions of due dates, completely and accurately, all federal, state, local and foreign tax or information returns (including, without limitation, estimated tax returns) required under the statutes, rules or regulations of such jurisdictions to be filed by the Sellers. The Seller has collected all sales, use, goods and services or other commodity Taxes required to be collected and remitted or will remit the same to the appropriate taxing authority within the prescribed time periods. The Seller has withheld all amounts required to be withheld on account of Taxes from amounts paid to employees, former employees, directors, officers, residents and non-residents and remitted or will remit the same to the appropriate taxing authorities within the prescribed time periods. No examination of any return of the Sellers is currently in progress, and the Sellers have not received notice of any proposed audit or examination. No deficiency in the payment of Taxes by the Sellers for any period has been asserted in writing by any taxing authority and remains unsettled at the date of this Agreement. The Sellers have timely filed all Tax Returns, and any future Tax Returns will be consistent with the provisions of this Agreement and the Definitive Documents.

11.	Employee Matters. All employees of the Seller are employees-at-will and may be terminated by the Seller at any time with or without cause.

12.	Brokers. Sellers are represented by The Jet Network, Inc, a Florida corporation (“Jet”). Jet has acted on behalf of the Sellers in connection with this Agreement and the transactions contemplated by this Agreement, and Sellers represent and covenant that all fees or commissions payable by the Sellers to Jet in connection with this Agreement have been paid at Closing.

13.	Disclosure. No representation or warranty of the Sellers contained in this Agreement, and no statement contained in any Schedule, Exhibit, or in any certificate, list or other writing furnished to the Purchaser by the Sellers pursuant to any provision of this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

Article VI – Continuing Covenants

1.	Employee Benefits. Purchaser is not assuming any liability under any Benefit Plan with respect to any employee, former employee, dependent, beneficiary, or independent contractor and regardless of whether such liability is incurred prior to or after the Effective Date. All employees of Sellers who accept employment with Purchaser on or after the Effective Date shall be new employees of Purchaser and any prior employment by Sellers of such employees shall not affect entitlement to, or the amount of, salary or other cash compensation, current or deferred, which Purchaser may make available to its employees.

2.	Employees. For a period of thirty (30) days immediately following the Effective Date, Sellers shall use every best effort to assist Purchaser in employing as new employees of Purchaser the Drivers and those Non-drivers that Purchaser desires to hire.

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3.	Payments Received. Seller and Purchaser each agree that after the Effective Date they will hold and will promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using commercially reasonable efforts not to convert such checks into cash), or other property that they may receive on or after the Effective Date that properly belongs to the other party, including, without limitation, any insurance proceeds, and will account to the other for all such receipts.

4.	Further Assurances. From time to time after the Effective Date, Sellers shall upon reasonable request from Purchaser, execute, acknowledge and deliver to Purchaser such other instruments and take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the purchased Assets. Each of the Parties to this Agreement shall cooperate with the other and execute and deliver to the other Parties to this Agreement such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other Party to this Agreement as necessary to carry out, evidence and confirm the intended purposes of this Agreement.

Article VII – Remedies and Indemnification

1.	General Indemnification Obligation of the Sellers. Sellers jointly and severally covenant and agree to indemnify, defend, protect and hold harmless the Purchaser and the officers, managers, members and employees of the Purchaser (collectively and individually "Indemnified Acquisition Parties") from, against and in respect of:

A.	any and all liabilities, losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, settlement payments, deficiencies, diminution in value, costs and expenses (including, without limitation, reasonable attorney’s fees, accountant’s fees and expert witness fees) (collectively, "Claims") suffered, sustained, incurred or paid by, directly or indirectly, any or all of the Indemnified Acquisition Parties in connection with, resulting from or arising out of:

i.	any breach of any representation or warranty of the Sellers set forth in this Agreement or any other Definitive Document or any other certificate or writing delivered by Sellers in connection with this Agreement;

ii.	any nonfulfillment of any term, covenant, agreement or condition on the part of the Sellers set forth in this Agreement or any Definitive Document; or,

iii.	the assertion by a third party against any Indemnified Acquisition Party of any liability or obligation relating to or arising out of the conduct, actions or omissions of the Sellers in connection with this Agreement or any Definitive Document.

B.	any and all Claims, investigations, allegations, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorney’s fees, accountant’s fees and expert witness fees) incident to any of the foregoing or to the enforcement of this Article VII.

2.	Survival of Representations and Warranties. The representations and warranties given or made by any Party in this Agreement, the Definitive Documents, or in any certificate or other writing furnished in connection with this Agreement shall survive the Effective Date for a period of ten (10) years and shall thereafter terminate and be of no further force or effect, except that (a) all representations and warranties relating to Taxes and Tax Returns shall survive the Closing for the period of any applicable statute of limitation plus any extensions or waivers thereof, (b) all representations and warranties set forth in Article V, Sections 1-7 and 12 of this Agreement shall survive without limitation, and (c) any representation or warranty as to which a Claim (including, without limitation, a contingent claim) shall have been asserted during the survival period shall continue in effect with respect to such Claim until such Claim shall have been finally resolved or settled. Notwithstanding any investigation or audit conducted before or after the Effective Date or the decision of any Party to complete the Closing, each Party shall be entitled to rely upon the representations and warranties of the other Party or Parties set forth in this Agreement. The Sellers’ representations and warranties shall not be affected or deemed waived by reason of the fact that the Purchaser knew or should have known that any of Sellers’ representations or warranties are or might be incorrect in any respect.

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3.	Exceptions to Limitations. Nothing in this Agreement shall be deemed to limit or restrict in any manner any rights or remedies which any Party has, or might have, at law, in equity or otherwise, against any other Party, based on any willful misrepresentation, willful breach of warranty or willful failure to fulfill any term, covenant, Agreement or condition set forth in this Agreement or the Definitive Documents.

4.	Payment of Indemnification Obligations. In the event a Party is required to make any payment under this Article VII (the "Indemnifying Party"), such Indemnifying Party shall promptly pay the Party entitled to indemnification (the "Indemnified Party") the full amount of such indemnity obligation. If there exists a good faith dispute as to such amount, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute.

5.	Other Rights and Remedies Not Affected. The indemnification rights of the Indemnifying Party under this Article VII are independent of, and in addition to, such rights and remedies as the Indemnified Party may have at law, in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any Agreement or covenant under this Agreement on the part of the Indemnified Party, including, without limitation, the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished by this Agreement.

Article IX - Notices

1.	Notice to Sellers. Any Notice to be given or served upon any or all of Sellers in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the following address, certified mail, return receipt requested, or by personal service, or by email:

Karr Transportation, Inc.

c/o Sanders, Morgan & Clarke, PLLC

701 South Street

Mountain Home, Arkansas 72653

Email: “donna@smc-attorneys.com”

Beers Investment Group, LLC

c/o Sanders, Morgan & Clarke, PLLC

701 South Street

Mountain Home, Arkansas 72653

Email: “donna@smc-attorneys.com”

Albert Beers

c/o Sanders, Morgan & Clarke, PLLC

701 South Street

Mountain Home, Arkansas 72653

Email: “donna@smc-attorneys.com”

Kelly Beers

c/o Sanders, Morgan & Clarke, PLLC

701 South Street

Mountain Home, Arkansas 72653

Email: “donna@smc-attorneys.com”

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2.	Notice to Purchaser. Any Notice to be given or served upon the Purchaser in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the following address, certified mail, return receipt requested, or by personal service, or by email:

Tradition Transportation Company, L.L.C.

Tradition Leasing Systems, L.L.C.

Attn: Joseph J. Montel, General Counsel

300 Growth Parkway

Angola, Indiana 46703

JoeMontel@TraditionTrans.com

[email required for notices, even if in addition to other methods of service]

3.	Address Changes. Any Party or attorney may change its address specified for notices under this Article by designating a new address, in writing, and delivered in accordance with this Article.

Article X - Miscellaneous

1.	Exhibits; Schedules. The exhibits hereto and the schedules referred to in this Agreement are intended to be, and by this Agreement are, specifically made a part of, and incorporated into, this Agreement.

2.	Expenses. The Parties hereto shall pay their own expenses incidental to the preparation of this Agreement, the Definitive Documents, and the carrying out of the provisions contained in this Agreement and therein, and the consummation of the transactions contemplated by this Agreement and thereby.

3.	Binding Effect. This Agreement shall be binding on and inure to the benefit of the Parties, and, subject to the restrictions contained in this Agreement, their respective heirs, personal representatives, successors and assigns, and the Parties agree for themselves and their heirs, personal representatives, successors and assigns, to execute any instruments in writing which may be necessary or proper in carrying out the purposes of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the Parties hereto and their respective assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement and no person who is not a party to this Agreement may rely on the terms hereof.

4.	Amendment or Alteration. This Agreement may be altered or amended in whole or in part, at any time. Amendments or alterations must take the form of a written instrument setting forth the amendments or alterations, which written instrument must be signed by each and all of the Parties hereto.

5.	No Waiver. The failure of any Member to insist upon strict performance of a covenant of this Agreement or of any obligation of this Agreement, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation of this Agreement shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation under this Agreement.

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6.	Entire Agreement. This Agreement and any schedules and exhibits to this Agreement shall constitute the complete and exclusive statement of agreement among the parties with respect to their subject matter. This Agreement and any schedules and exhibits to this Agreement replace and supersede all prior agreements by and among the parties that relate to the subject matter of this Agreement. This Agreement and any schedules and exhibits to this Agreement supersede all prior written or oral statements and no other representation, statement, condition or warranty not contained in this Agreement and the schedules and exhibits to this Agreement will be binding upon the parties, or have any force or effect whatsoever to the extent they relate to the subject matter of this Agreement. Any prior agreements, promises, negotiations, or representations concerning the subject matter of this Agreement and any schedules and exhibits to this Agreement, which are not expressly set forth in this Agreement and any schedules and exhibits to this Agreement, are of no force or effect.

7.	Complete Agreement. This Agreement, the schedules and exhibits hereto, together with all other agreements, certificates, documents, releases, schedules, exhibits and other writings executed at or in connection with the Closing (collectively, the "Definitive Documents") shall constitute the complete and exclusive statement of agreement among the Parties with respect to their subject matter. The Definitive Documents replace and supercede all prior agreements by and among the Parties. The Definitive Documents supercede all prior written or oral statements and no other representation, statement, condition or warranty not contained in the Definitive Documents will be binding upon the Parties, or have any force or effect whatsoever. Any prior agreements, promises, negotiations, or representations concerning the subject matter of the Definitive Documents which are not expressly set forth in the Definitive Documents are of no force or effect.

8.	Severability. If any covenant, agreement, term or provision of this Agreement is held to be illegal, invalid, unreasonable, or unenforceable under the present or future laws effective during the term of this Agreement, such covenant, agreement, term or provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid, unreasonable, or unenforceable covenant, agreement, term or provision had never comprised a part of this Agreement, and, the remainder of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, unreasonable, or enforceable covenant, agreement, term or provision or by its severance from this Agreement. Furthermore, in lieu of the illegal, invalid, unreasonable, or unenforceable covenant, agreement, term or provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, unreasonable, or unenforceable covenant, agreement, term or provision as may be possible and be legal, valid, reasonable, and enforceable.

9.	Headings: Interpretation. All headings in this Agreement are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement. The singular shall include the plural, and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires. The introduction paragraph and recitals set forth above shall form a part of this Agreement. The term "including" or terms of similar import, shall mean "including, without limitation" or its equivalent whenever used in this Agreement, and shall not limit the generality of any description preceding such term. Reference to any agreement, document or instrument means such agreement, document or instrument, as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof. The term "or" is not exclusive. Terms such as "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole, and not to any particular article, section, paragraph or provision.

10.	Counterparts. This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one agreement.

11.	Applicable Law. This Agreement, including, but not limited to, any controversy or claim arising out of or relating to this Agreement or its breach, the construction of its terms, and the interpretation of the rights and duties of the parties, shall be construed and governed exclusively according to the internal laws of the state of Indiana, without regard to that jurisdiction’s law regarding conflicts of law. It shall be subject to the exclusive jurisdiction of Indiana state courts and of the federal courts with jurisdiction over Marion County, Indiana, regardless of the residence or situs of the parties, to which jurisdiction of the court the parties expressly submit, and waive objection. This Agreement shall be subject to, and litigated in, the exclusive and preferred venue of Indiana state courts located in Marion County, Indiana or of the federal courts with jurisdiction over Marion County, Indiana.

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12.	Drafter of the Agreement. The Parties hereto agree that each Party and its counsel reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits hereto.

13.	Successors. This Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the Parties, their respective heirs, executors, administrators, legal representatives, successors, and assigns.

14.	Time. Time shall be of the essence with regard to this Agreement.

15.	Time Periods. All references to "days" shall mean and refer to calendar days. Business days shall exclude all days when the Marion County Courts, State of Indiana, are closed. In the event the date for performance of any obligation under this Agreement shall fall on a Saturday, Sunday or day when the Marion County Courts, State of Indiana, are closed, then that obligation shall be performed on the next following regular business day.

“Purchaser”	“Purchaser”
Tradition Transportation Company, L.L.C.	Tradition Leasing Systems, L.L.C.

/s/ Tim Evans	/s/ Joe Montel
By: Timothy E. Evans, President and CEO	By: Joseph J. Montel, President

“Seller”	“Seller”
Karr Transportation, Inc.	Beers Investment Group, LLC

/s/ Albert Beers	/s/ Albert Beers
By: Albert Beers, President	By: Albert Beers, President and Manager

“Seller”	“Seller”
Karr Transportation, Inc.	Beers Investment Group, LLC

/s/ Albert Beers	/s/ Kelly Beers
Albert Beers	Kelly Beers

14

Asset Purchase Agreement

April ___, 2022

Schedule A

Asset	Year	Make	Model	Serial	Notes	Allocated Purchase Price
Semi-Tractor	2014	Kenworth	T680M	1XKYDP9X0EJ420623	Day cab; Paccar MX-13 12.9L L6, diesel; 6x4; Approx. 780,000 miles	$31,250
Semi-Tractor	2020	Kenworth	T680A	1XKYDP9X6LJ362109	Day cab; Paccar MX-13 12.9L L6, diesel; 6x4; Approx. 240,000 miles	$127,500
Semi-Tractor	2020	Kenworth	T680A	1XKYDP9X2LJ362110	Day cab; Paccar MX-13 12.9L L6, diesel; 6x4; Approx. 200,000 miles	$127,500
Semi-Tractor	2020	Kenworth	T680A	1XKYDP9X4LJ362111	Day cab; Paccar MX-13 12.9L L6, diesel; 6x4; Approx. 220,000 miles	$127,500
Semi-Tractor	2020	Kenworth	T680A	1XKYDP9X6LJ362112	Day cab; Paccar MX-13 12.9L L6, diesel; 6x4; Approx. 190,000 miles	$128,500
Semi-Tractor	2020	Kenworth	T680A	1XKYDP9X8LJ362113	Day cab; Paccar MX-13 12.9L L6, diesel; 6x4; Approx. 220,000 miles	$127,500
Semi-Tractor	2021	Freightliner	Cascadia (PT126SLP)	3AKJHHDR8MSMY4098	Sleeper cab; Detroit Diesel DD15 14.8L L6, diesel; 6x4; Approx. 120,000 miles	$160,500
Semi-Tractor	2021	Freightliner	Cascadia (PT126SLP)	3AKJHHDRXMSMY4099	Sleeper cab; Detroit Diesel DD15 14.8L L6, diesel; 6x4; Approx. 90,000 miles	$161,500
Semi-Tractor	2021	Freightliner	Cascadia (PT126SLP)	3AKJHHDR2MSMY4100	Sleeper cab; Detroit Diesel DD15 14.8L L6, diesel; 6x4; Approx. 130,000 miles	$159,500
Semi-Tractor	2021	Freightliner	Cascadia (PT126SLP)	3AKJHHDR4MSMY4101	Sleeper cab; Detroit Diesel DD15 14.8L L6, diesel; 6x4; Approx. 100,000 miles	$160,500
Semi-Tractor	2021	Freightliner	Cascadia (PT126SLP)	3AKJHHDR6MSMY4102	Sleeper cab; Detroit Diesel DD15 14.8L L6, diesel; 6x4; Approx. 100,000 miles	$160,500
Semi-Tractor	2022	Freightliner	Cascadia (PT126SLP)	1FUJHHDR0NLNB3683	Sleeper cab; Detroit Diesel DD15 14.8L L6, diesel; 6x4; Approx. 80,000 miles	$177,500
Semi-Tractor	2022	Freightliner	Cascadia (PT126SLP)	1FUJHHDR2NLNB3684	Sleeper cab; Detroit Diesel DD15 14.8L L6, diesel; 6x4; Approx. 70,000 miles	$177,500
Semi-Tractor	2022	Freightliner	Cascadia (PT126SLP)	1FUJHHDR8NLNB3687	Sleeper cab; Detroit Diesel DD15 14.8L L6, diesel; 6x4; Approx. 50,000 miles	$177,500
Semi-Tractor	2022	Freightliner	Cascadia (PT126SLP)	1FUJHHDRXNLNB3688	Sleeper cab; Detroit Diesel DD15 14.8L L6, diesel; 6x4; Approx. 60,000 miles	$177,500

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Semi-Tractor	2022	Freightliner	Cascadia (PT126SLP)	1FUJHHDR1NLNB3689	Sleeper cab; Detroit Diesel DD15 14.8L L6, diesel; 6x4; Approx. 50,000 miles	$177,500
Semi-Tractor	2022	Freightliner	Cascadia (PT126SLP)	3AKJHHDR7NSNB7766	Sleeper cab; Detroit Diesel DD15 14.8L L6, diesel; 6x4; Approx. 4,000 miles	$187,500
Semi-Tractor	2022	Freightliner	Cascadia (PT126SLP)	3AKJHHDR9NSNB7767	Sleeper cab; Detroit Diesel DD15 14.8L L6, diesel; 6x4; Approx. 3,500 miles	$187,500
Semi-Tractor	2022	Freightliner	Cascadia (PT126SLP)	3AKJHHDR0NSNB7768	Sleeper cab; Detroit Diesel DD15 14.8L L6, diesel; 6x4; Approx. 10,000 miles	$187,500
Semi-Tractor	2020	Kenworth	T680A	1XKYDP9X9LJ362105	Day cab; Paccar MX-13 12.9L L6, diesel; 6x4; Approx. 240,000 miles	$127,500
Semi-Tractor	2020	Kenworth	T680A	1XKYDP9X0LJ362106	Day cab; Paccar MX-13 12.9L L6, diesel; 6x4; Approx. 230,000 miles	$127,500
Semi-Tractor	2020	Kenworth	T680A	1XKYDP9X2LJ362107	Day cab; Paccar MX-13 12.9L L6, diesel; 6x4; Approx. 290,000 miles	$125,500
Semi-Tractor	2020	Kenworth	T680A	1XKYDP9X4LJ362108	Day cab; Paccar MX-13 12.9L L6, diesel; 6x4; Approx. 280,000 miles	$126,500
Service Truck	2015	Isuzu	NPR	JALC4W164F7K00272	Day cab; 5.2L L4, diesel; 4x2; Service body	$28,250
Service Truck	2019	Isuzu	NPR	JALC4W165K7007526	Day cab; 5.2L L4, diesel; 4x2; Service body	$42,500
Total						$3,500,000

16

Asset Purchase Agreement

April ___, 2022

Schedule B

Asset	Year	Make	Model	Serial	Notes	Allocated Purchase Price
Reefer Trailer	2019	Utility	3000R or similar	1UYVS2531K2700021	53'; 2-axle	$78,000
Reefer Trailer	2019	Utility	3000R or similar	1UYVS2533K2700022	53’;2-axle	$78,000
Reefer Trailer	2019	Utility	3000R or similar	1UYVS2535K2700023	53’;2-axle	$78,000
Reefer Trailer	2019	Utility	3000R or similar	1UYVS2537K2700024	53’;2-axle	$78,000
Reefer Trailer	2019	Utility	3000R or similar	1UYVS2539K2700025	53’;2-axle	$78,000
Reefer Trailer	2019	Utility	3000R or similar	3UTVS2535K8643605	53’;2-axle	$78,000
Reefer Trailer	2019	Utility	3000R or similar	3UTVS2537K8643606	53’;2-axle	$78,000
Reefer Trailer	2019	Utility	3000R or similar	3UTVS2539K8643607	53’;2-axle	$78,000
Reefer Trailer	2019	Utility	3000R or similar	3UTVS2530K8643611	53’;2-axle	$78,000
Reefer Trailer	2019	Utility	3000R or similar	3UTVS2534K8643613	53’;2-axle	$78,000
Reefer Trailer	2019	Utility	3000R or similar	3UTVS2536K8643614	53’;2-axle	$78,000
Reefer Trailer	2019	Utility	3000R or similar	3UTVS2531K8643617	53’;2-axle	$78,000
Reefer Trailer	2019	Utility	3000R or similar	3UTVS2533K8643618	53’;2-axle	$78,000
Reefer Trailer	2019	Utility	3000R or similar	3UTVS2539K8643624	53’;2-axle	$78,000
Reefer Trailer	2019	Utility	3000R or similar	3UTVS2536K8643628	53’;2-axle	$78,000
Reefer Trailer	2021	Utility	3000R	1UYVS2538M6385004	53’;2-axle	$91,500
Reefer Trailer	2021	Utility	3000R	1UYVS253XM6385005	53’;2-axle	$91,500
Reefer Trailer	2021	Utility	3000R	1UYVS2531M6385006	53’;2-axle	$91,500
Reefer Trailer	2021	Utility	3000R	1UYVS2533M6385007	53’;2-axle	$91,500
Reefer Trailer	2021	Utility	3000R	1UYVS2535M6385008	53’;2-axle	$91,500
Reefer Trailer	2021	Utility	VS2RA	1UYVS253XM6385019	53’;2-axle	$91,500
Reefer Trailer	2021	Utility	VS2RA	1UYVS2536M6385020	53’;2-axle	$91,500
Reefer Trailer	2021	Utility	VS2RA	1UYVS2538M6385021	53’;2-axle	$91,500
Reefer Trailer	2021	Utility	VS2RA	1UYVS253XM6385022	53'; 2-axle	$91,500
Reefer Trailer	2021	Utility	VS2RA	1UYVS2531M6385023	53'; 2-axle	$91,500
Reefer Trailer	2021	Utility	VS2RA	1UYVS2533M6385024	53'; 2-axle	$91,500
Reefer Trailer	2021	Utility	VS2RA	1UYVS2535M6385025	53'; 2-axle	$91,500
Reefer Trailer	2021	Utility	VS2RA	1UYVS2537M6385026	53'; 2-axle	$91,500
Reefer Trailer	2021	Utility	VS2RA	1UYVS2539M6385027	53'; 2-axle	$91,500
Reefer Trailer	2021	Utility	VS2RA	1UYVS2530M6385028	53'; 2-axle	$91,500
Reefer Trailer	2021	Utility	VS2RA	1UYVS2532M6385029	53'; 2-axle	$91,500
Reefer Trailer	2021	Utility	VS2RA	1UYVS2539M6385030	53'; 2-axle	$91,500
Reefer Trailer	2021	Utility	VS2RA	1UYVS2531M6385037	53'; 2-axle	$91,500
Reefer Trailer	2021	Utility	VS2RA	1UYVS2533M6385038	53'; 2-axle	$91,500
Reefer Trailer	2021	Utility	VS2RA	1UYVS2535M6385039	53'; 2-axle	$91,500
Total						$3,000,000

17

ASSET PURCHASE AGREEMENT

JULY 27, 2022

SCHEDULE C

Freight Agent Agreement

This Freight Agent Agreement (this "Agreement”) is made and entered into and shall become effective as of the date of Closing of the Asset Purchase Agreement (“APA”) by and among: Tradition Transportation Company, L.L.C., an Indiana limited liability company, and Tradition Leasing Systems, L.L.C., an Indiana limited liability company; and, Karr Transportation, Inc., an Arkansas corporation, Beers Investment Group, LLC, an Arkansas limited liability company, and its shareholders, Albert Beers and Kelly Beers, husband and wife.

Karr Transportation, Inc., an Arkansas corporation, Beers Investment Group, LLC, an Arkansas limited liability company, and all of its shareholders and members, Albert Beers and Kelly Beers, or any of them or their designee as may be indicated shall be the “Agent”. This Agreement is by and between: Tradition Transportation Company, L.L.C., an Indiana limited liability company (the “Carrier”) and the Agent. The Carrier and Agent shall be referred to as the “Parties”; and, individually as appropriate, as a “Party”.

Notwithstanding any provision in any document to the contrary, the term of this Agreement and all commissions due or to become due to Agent pursuant to this Agreement shall expire and be released with neither Party obligated to the other upon the Sellers under the APA receiving ten million dollars ($10,000,000) in total consideration from all sources (not a guaranteed amount, but a cap post-Closing). The aggregate purchase price being paid at Closing by Purchaser to the Sellers for the Assets being purchased under the APA is six million seven hundred thousand and one dollars ($6,700,001.00) leaving the amount of three million two hundred ninety-nine thousand nine hundred ninety-nine dollars ($3,299,999) eligible for Seller to receive pursuant to this Agreement, the Freedom Agent Contract, and the payments contemplated for Drivers, Mechanics, and/or Operations Staff on a combined basis. This shall be referred to as the “Cap”.

Article I - Recitals

Whereas, Agent has substantial experience in the freight motor carrier industry and has contacts with shippers, who have needs for transportation services for their cargo; and, Whereas, Agent desires to contract with Carrier by providing freight shipments of general commodities from Agent’s customers for referral to Carrier by Agent; and,

Whereas, Carrier is registered with the Federal Motor Carrier Safety Administration (“FMCSA”) to operate as a for- hire motor carrier pursuant to MC-ICC 175749 and USDOT 247552.

NOW, THEREFORE, in consideration of the premises, the agreements, representations, warranties, covenants and obligations contained in this Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which are acknowledged by this Agreement, the Parties to this Agreement, intending to be legally bound, agree as follows:

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Article II – Electronic Records, Signatures and Defined Terms

1.	E-Records and Modern Communications. All Parties to this Agreement approve the use of modern communication tools for this Agreement and the transactions contemplated by this Agreement. An electronic record within the meaning of the Indiana Uniform Electronics Transaction Act (Indiana Code Section 26-2-8-101, et. seq.) as amended and in effect from time to time (“IUETA”) may satisfy any requirement under this Agreement regarding a record or other writing. An electronic signature within the meaning of the IUETA may satisfy any requirement under this Agreement with respect to a signature. The use of electronic records and of electronic signatures is authorized to fulfill and implement the provisions of this Agreement, subject to such security procedures (within the meaning of the IUETA) as the Carrier may approve from time to time to assure the authenticity and validity of electronic records and electronic signatures that may be utilized for such purposes. The Parties may keep and maintain the records pertaining to this Agreement in electronic format, including, without limitation, records which bear electronic or manual signatures. The Parties elect coverage under the Electronic Signatures in Global and National Commerce Act, codified at 15 U.S.C. §7001, et seq., as amended, repealed and re-codified, from time to time, to the extent it broadens the substantive or geographic scope of the IUETA. It is the intention of the Parties that consummation and implementation of this Agreement shall be “paperless” to the fullest extent possible and practicable. Collectively, all records described in this paragraph shall be referred to as “E-Records”. E-Records are the equivalent of “in writing” or “signed” et cetera. Anything in this section to the contrary notwithstanding, any Party may request original mechanical signatures to this Agreement, and upon such request, each Party will provide an executed original of the Agreement to the other Party.

2.	Capitalized words. Capitalized words (or phrases) not otherwise defined in this Agreement shall have the meanings ascribed to them in this Article II. As used in this Agreement, the following words (or phrases) shall have the following meanings, to wit:

A.	Intellectual Property. The term or phrase “Intellectual Property” shall mean and refer to the Trademarks and logos of Carrier, together with any other proprietary business information, trade secrets or residuals from the use of such information developed or derived in connection with this Agreement, including, without limitation, any reports that contain Carrier trade secret information even though also containing other non-trade secret information, shall be Intellectual Property of the Carrier.

B.	Person. The term “Person” shall mean and refer to an individual, any association, corporation, business corporation, benefit corporation, partnership, general partnership, limited partnership, limited liability company, limited liability partnership, limited liability limited partnership, joint stock association, joint venture, firm, estate, trust, business trust, cooperative, unincorporated business association or organization, or any similar organization or foreign association of like structure, or other legal entity.

C.	Taxes. The term "Taxes" shall mean and refer to any federal, state, local, foreign, or other income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, without limitation, taxes under Code Section 59(A)), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, ad valorem, or other taxes of any kind whatsoever, including, without limitation, any interest, penalty, or addition thereto, whether disputed or not.

D.	Trademarks. The term “Trademarks” shall mean and refer to any and all registered or unregistered trademarks, service marks, logos, designs, commercial symbols, and trade dress which are approved by Carrier.

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Article III – Term, Compensation and Specific Understandings

1.	Term and Termination. This Agreement shall be effective on the Effective Date and shall continue for the lesser of (x) a period ending upon payment of the Cap, and (y) a period of five (5) years (“Initial Period”). At the written option of the parties, this Agreement may thereafter continue until terminated by not less than thirty (30) days prior written notice from one Party to the other. The act of terminating this Agreement shall not give rise to liability, the Agreement being “at will” upon the expiration of the Initial Period. Either Party may immediately terminate this Agreement (without 30-days’ notice) if the other Party (a) files a voluntary petition in bankruptcy, (b) makes an assignment for the benefit of creditors, (c) enters into receivership, (d) is involuntarily adjudicated as bankrupt by any court of competent jurisdiction, or (e) violates any terms or conditions of this Agreement, and such violation continues for a period of ten (10) days after notice of the violation is received by the Party purportedly in violation. Termination of this Agreement shall not relieve Agent from performing its obligations under this Agreement which accrued prior to termination of this Agreement. The provisions contained under Articles VI, VII, VIII and IX shall survive the termination of this Agreement.

2.	Compensation. With respect to Shipments provided by Agent and accepted by Carrier, Agent shall be compensated on a monthly basis pursuant to the terms and conditions described in Appendix B (“Commission”), with Carrier paying Agent on the 28th of each month, in arrears. Those services are applicable only to the Customer(s) that are listed in Appendix A or a written addendum signed by Carrier. All required paperwork for billing of Agent’s account must be received by Carrier as necessary for accurate and timely billing. Periodic statements of Shipments billed, amount paid to Agent, as well as Shipments tendered and accepted and not billed, will be made available to Agent as reasonably requested. In the event that any freight bill on which Commission was advanced to Agent remains unpaid after ninety (90) days from the invoice date, Agent will, on demand by Carrier, refund to Carrier, via settlement deduction or check (Carrier’s choice), one hundred percent (100%) of the Commissions paid to Agent by Carrier on account of the Shipments that remain unpaid; provided, however, that Carrier will repay to Agent all Commission if the freight bill is subsequently collected by Carrier without the assistance of an outside collection agency or an attorney. Revenues shall exclude any amounts not paid within 90 days from the date of invoice, or amounts collected by Carrier with the assistance of an outside collection agency or an attorney. Agent’s right to any commission shall end on any shipment booked by Agent or Carrier after the termination of this Agreement.

Article IV – Freight Agent Appointment

1.	Authority of Agent and Limitations. Agent will provide freight shipments (“Shipments”) from Customers to Carrier as specifically set forth in this Agreement. Agent is an independent contractor to Carrier, shall act on Carrier’s behalf only to the extent provided in this Agreement and shall not have the power, unless specifically authorized in writing by Carrier in advance, to appoint agents or sub-agents for Carrier, to incur liabilities or indebtedness for Carrier, to contract for Carrier, to conduct billings for Carrier, to compromise or settle claims against Carrier, to represent that Agent has greater authority or a broader relationship with Carrier than as provided for in this Agreement or to accept service of process for Carrier. The performance of Agent under this Agreement will be under the property transportation Carrier license of Carrier.

2.	Carrier Services. Carrier will arrange transportation of Shipments via Carrier to and from such points between which service may be required by the Customer.

3.	Independent Contractors. Agent and Carrier agree and intend to create by this Agreement an independent contractor relationship, and not a joint venture, partnership or an employer and employee relationship in any manner. Agent shall determine the manner, means and methods of performance of all services rendered under this Agreement and shall retain responsibility for same, including, without limitation: (a) the wages, hours, working conditions, workers compensation, management supervision and all other aspects and requirements related to Agent’s employees and/or the services provided by Agent under this Agreement; (b) all Taxes and fees (including penalties and interest) imposed by any federal, provincial, state or local government on account of the receipt of income by Agent for services rendered under this Agreement; and, (c) all employment-related Taxes and fees imposed by any federal, provincial, state or local government by virtue of Agent’s status as an employer or sole proprietor, as the case may be. Agent shall defend and hold Carrier harmless from any and all claims or demands by any Person, government or agency as a result of or relating to such compensation or payroll Taxes. The Agent, its contractors, subcontractors and employees of Agent shall not be entitled to any rights and shall make no claim under any pension, disability, workers compensation, federal or state employment statute or agency, death benefit, savings, retirement or other benefit program for Carrier employees. Agent agrees to indemnify, defend and hold harmless Carrier and any affiliated company from and against any claim by Agent or Agent’s employees, contractors or subcontractors. Agent’s indemnification obligations shall survive the termination of this Agreement.

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4.	Responsibilities and Duties of Agent. Agent shall: (a) obtain the prior approval of Carrier of all Customers and Shipments; (b) solicit contracts from Customers subject in each instance to Carrier’s right to reject, in its discretion, any Customer, Shipment or contract without a penalty or commission to Agent or any third party; (c) upon request, make reasonable efforts to assist Carrier in collecting amounts due Carrier from any Customer or any other party that is responsible for paying freight charges for those Shipments provided by Agent and accepted by Carrier; (d) not accept claims or legal process on Carrier’s behalf and instead direct claimants, process servers and similar parties to contact Carrier; provided, however, that notwithstanding the foregoing, Agent shall promptly notify Carrier concerning any claim, potential claim or legal process arising out of the performance of this Agreement; (e) maintain records as Carrier may be legally required to maintain with respect to Agent’s operations under this Agreement or as may reasonably be requested by Carrier; (f) provide Carrier advance written notice of any merger, consolidation, transfer or dissolution of assets of Agent, including, without limitation, any assignment by Agent for the benefit of creditors, any bankruptcy filing by Agent, or the institution of any proceeding against Agent alleging that Agent is insolvent or unable to pay debts, and, including further, without limitation, the entry of any judgment against Agent or its partners, as applicable, and any civil or criminal actions instituted against Agent, Agent’s owners, partners and/or directors, as applicable, relating to matters covered by this Agreement; (g) prepare complete and accurate forms, contracts and other documents reasonably requested by Carrier from time to time; (h) maintain capabilities to communicate with Carrier via internet, facsimile and/or telephone; (i) without the prior approval of Carrier, not directly bill accounts for freight charges; and, (j) enter all required information in Carrier’s system, coordinate with the driver/owner operator to haul the freight and communicate with the customer regarding appointment times and the progress of the Shipment.

5.	Insurance. Agent shall procure and maintain, at no cost to Carrier, and with reputable and financially responsible insurance underwriters, the following insurance coverage acceptable to Carrier: (a) Comprehensive General Liability insurance covering liability for bodily injury (including injury resulting in death) and loss of or damage to property; (b) Automobile liability insurance for bodily injury (including injury resulting in death) and loss of or damage to property; (c) To the extent Agent has employees, Worker’s Compensation insurance and Employer’s Liability insurance as required by applicable law, and (d) Any additional insurance required under any and all applicable United States, Mexico, Canada and federal, state, provincial and local laws, rules and regulations. The insurance specified above shall include a requirement that the insurer provide Carrier with thirty (30) days prior written notice of any cancellation or material change in the insurance. The insurance specified in subsections (a) and (b) above shall name Carrier as an additional named insured in matters covered by this Agreement. Agent shall provide Carrier with certificates or other documentary evidence satisfactory to Carrier of the above insurance, including new insurance certificates prior to the policy expiration date of any coverage during the term of this Agreement. Upon request, Agent shall provide Carrier with a copy of each such policy.

6.	Agent Referral Program. Carrier will pay Agent a referral fee (“Referral Fee”) equal to 1% of the brokered revenue generated by agents referred to Carrier by Agent, in writing, and collected by Carrier, after the date [but during the Term] of this Agreement. Carrier will pay Agent the Referral Fee for a period of 12 months, beginning from the date the new Agent signs Carrier’s then current Freight Agent Agreement. Agent must obtain written acknowledgement of the Referral Fee from Carrier. Carrier will pay the fee monthly, on the 15th, or first pay period thereafter, of the month following the month that the fees were earned. Agent is responsible for notifying Carrier within 60 days of any Referral Fees that Agent believes he/she was entitled to receive, but did not receive. Carrier may cancel the Referral Fee program with 30 days written notice to Agent. In the event that Carrier terminates the Referral Fee program, Carrier shall pay all fees earned by Agent, prior to notice of cancellation of the program. Agent shall not be entitled to any fee or revenues generated after any termination of this Agreement. For example, if the Agent refers another agent (the “Referred Agent”) and the Referred Agent books $50,000 in a month of freight with Carrier that is brokered to other carriers; then, Carrier will pay to Agent a Referral Fee of $500 (1% times $50,000).

7.	Right to Offset. Carrier shall have the right to offset any amounts owed to Agent with amounts owed by Agent (or any affiliated entity of Agent) to Carrier. This includes, without limitation, equipment rental obligations.

8.	Timely Billing. In keeping with Carrier’s best practices, in the event that Carrier is not able to invoice Agent’s customer for a shipment for greater than 15 days, Carrier shall have the right to hold Agent’s commission until Carrier is paid. This does not alter the expectation that Carrier shall be primarily responsible for invoicing and collection; and, any negligence on the part of Carrier in this regard shall not impair or delay the right of Agent to receive payment.

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9.	Accessorial Charges. Agent shall abide by Carrier’s FSC (fuel surcharge) and normal accessorial charges, unless contracted. In the event, that Agent deviates from Carrier’s agreed charges, Agent shall be responsible for the excess amount that Agent committed to pay to a driver or owner operator. For example, if Carrier’s FSC is 50 cents per mile and Agent offers 75 cents per mile to an owner operator, without obtaining approval from Carrier; then, the excess FSC results in the owner operator being paid $200 more than under Carrier’s current FSC rate and Agent will be responsible for the excess, $200, offered to the owner operator. This does not alter the expectation that Carrier shall be primarily responsible for setting such charges, invoicing and collection; and, any negligence on the part of Carrier in this regard shall not impair or delay the right of Agent to receive payment.

10.	Commission Disputes: Agent will have up to 60 days to dispute any commissions with Carrier. All disputes must be submitted in writing to Carrier. Agent waives any claim it may have to commissions if a written dispute is not submitted to Carrier within 60 days. For example, if the Agent reviews the commission statements and believes that the commission was calculated inaccurately for the last 24 months, Carrier will not be responsible for refunding any commissions beyond 60 days.

11.	Delivering-Out Shipments in Carrier’s System. Agent must update Carrier’s system within one business day of any shipments that have been delivered. If Agent fails to properly deliver out the shipment within one business day, Carrier may offset 12.5% of Agent’s commission, for servicing Agent’s shipment. This does not alter the expectation that Carrier shall be primarily responsible for delivery; and, any negligence on the part of Carrier in this regard shall not impair or delay the right of Agent to receive payment.

12.	Credit Policy Approval. Although Agent does not expect to add Customers post-Closing, to the extent the situation should arise, Agent shall secure a Customer credit approval from Carrier prior to committing to providing service. Failure to receive credit approval will result in Agent being responsible to Carrier for Agent’s commission, plus any amounts incurred by Carrier to other parties. Carrier may, at its option, impose collection from Agent immediately or bill Agent directly for such charges. Agent’s compensation will be held on all freight bills secured without a credit approval or receivables extending beyond credit limits until freight bills are paid. If Agent received a credit approval and approval for the Customer is rescinded at a later date, Agent will also be held liable to Carrier for the full amount of the freight charges of any Shipments moved subsequently, but after written notification by Carrier. Without the prior approval of Carrier, Agent may not invoice its/his/her own company for transportation charges and may not directly bill accounts for freight charges. In the event of a dispute, Agent is responsible for providing documentation that Carrier approved credit. Carrier reserves the right to hold back the total of Agent’s obligation for Agent’s commission. Per the example below, Carrier may hold back the entire $760 if Carrier reasonably anticipates that it will not be paid for the shipment. Example: Agent books a shipment for $1,000 and does not obtain credit approval from Carrier. Carrier determines that customer is not going to pay Carrier after reasonable collection efforts. Carrier pays Agent $40, for his commission, and pays an owner operator $800. Agent is responsible to pay Carrier $840, plus any incidentals.

13.	Prepaid Shipments. In the event that Carrier does not grant credit to a customer, Agent may arrange for prepayment for the shipment. Agent must secure payment before the truck leaves the shipper. Carrier requires that all prepayments must be made by wire or credit card. Carrier is responsible for verifying that payment has been secured. Under no circumstances, may Agent authorize for a driver/owner operator to pick up a check from Shipper or Consignee. Agent must confirm with Carrier in writing that the monies have been received.

14.	Rate Confirmations. Agent is responsible for cooperating with Carrier obtaining a signed rate agreement from customer agreeing to all charges. Provided customer consents to E-Records, the rate confirmation may be in electronic (email) format. In the event that Agent does not have a signed rate agreement and Customer pays an amount less than the invoiced amount, Agent is responsible for the amount that Carrier overpaid, including insurance, at 5% of the line-haul. Example: Agent books a shipment for $1,000 (line haul) and enters the shipment in Carrier’s system to be billed. Customer pays Carrier only $600, due to a rate dispute. Carrier paid Agent $40 for his commission, $800 to an owner operator and incurred $50 in insurance charges. Agent is responsible to pay Carrier $290 ($890 minus $600), plus incidentals. Carrier may elect to deduct this from the Agent’s settlement check. This does not alter the expectation that Carrier shall be primarily responsible for rate confirmation; and, any negligence on the part of Carrier in this regard shall not impair or delay the right of Agent to receive payment.

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15.	Broker Carrier Approval. Although Agent does not expect to add brokers or carriers post-Closing, to the extent the situation should arise, or brokered shipments, Carrier must approve all third-party carriers to be used by Agent. If Agent moves a shipment on an unauthorized third-party carrier, Agent forfeits his commission. NOTE: AGENT MAY NOT USE ANOTHER MOTOR CARRIER WITH A CONDITIONAL DOT SAFETY RATING, WITHOUT THE PRIOR WRITTEN APPROVAL FROM CARRIER.

16.	Rate Tariffs. Agent is responsible for obtaining a signed rate tariff from customer agreeing to all charges and any annual contracted rates.

Article V – Representations and Warranties of Agent

As an inducement to Carrier to enter into this Agreement and to consummate the transactions contemplated by this Agreement, the Agent represents and warrants to the Carrier, as of the Effective Date of this Agreement, as set forth in this Article V, and acknowledge that the Carrier is relying upon such representations and warranties contained in this Article V as being unconditionally true and correct, to wit:

1.	Organization. Agent is a duly formed legal entity, and validity existing or operating as a foreign entity under the laws of the State of Indiana. Agent possesses full power and authority, and all licenses, franchise rights, permits and authorizations necessary to own their properties as presently owned and to conduct their business in the manner and by the means utilized historically and as of the Effective Date.

2.	Capacity. The Agent has, without exception or limitation, the full legal capacity without the consent, authorization, release or waiver of any third party, to execute, deliver and perform all of Agent’s obligations under this Agreement, none of which will violate, conflict with, or breach any agreement to which Agent is a party, or by which any Agent is bound, or any law, rule, regulation, order, writ, or decree to which Agent is subject or by which any Agent is bound.

3.	Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by the Agent does not, and will not, violate, conflict with, or result in the material breach of, any term, condition or provision of, or require the consent of any other Person under, (a) any material existing law, ordinance, or governmental rule or regulation to which the Agent is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Agent, or (c) any mortgage, indenture, agreement, commitment, lease, plan, authorization, or other instrument, document or understanding, oral or written, to which the Agent is a party, by which the Agent may have rights, or by which any of the business assets being transferred or the Agent may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Agent thereunder. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by the Agent.

4.	Compliance with Laws. With respect to the services provided in this Agreement, the Agent shall comply with all applicable federal, state and local laws, rules, regulations and ordinances, including, without limitation, all rules and regulations promulgated by the FMCSA and all other Federal and state agencies and departments having jurisdiction over the services to be performed. While on any customer’s premises, Agent’s employees shall comply with Carrier’s then current rules and regulations. Agent understands that failure to supply Agent’s complete and correct federal taxpayer identification number to Carrier may require Carrier to comply with withholding requirements under applicable federal laws and Agent has voluntarily provided Carrier with that number as part of this Agreement.

5.	No Restrictions; No Contravention. There is no suit, action, claim, investigation or inquiry by any Governmental or Regulatory Authority, and no legal, administrative or arbitration proceeding pending or, threatened against the Agent or any of the Agent’ properties or assets, with respect to the execution, delivery and performance of this Agreement or the transactions contemplated by this Agreement. The execution, delivery and performance by the Agent of obligations under this Agreement and the consummation of the transactions contemplated by this Agreement, will not (a) result in the violation by the Agent of any constitution, statute, law, rule, regulation or ordinance (collectively, “Laws”), or any judgment, decree, order, writ, permit or license (collectively, “Orders”), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a “Governmental or Regulatory Authority”), applicable to the Agent or any of their assets or properties; (b) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require the Agent to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Agent, under any of the terms, conditions or provisions of any contract, franchise agreement or license to which the Agent are, individually or collectively, a party or by which the Agent or any of their assets or properties are bound; or, (c) conflict with or violate the Agent’s entity organizational documents.

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6.	Brokers. No broker, finder, agent or similar intermediary has acted on behalf of the Agent in connection with this Agreement or the transactions contemplated by this Agreement, and no brokerage commissions, finder’s fees or similar fees or commissions are payable by the Agent in connection therewith based on any agreement, arrangement or understanding with any of them. Carrier will not pay finder’s fees to third parties. In the event that Agent secures a shipment from a third party that requires a finder’s fee, Agent will be solely responsible for paying the finder’s fee. If Agent obtains Shipments from a freight management company [i.e., company that manages freight on a large scale]; then, Agent shall obtain the consent of Carrier and may proceed as set forth in this Agreement.

7.	Disclosure. No representation or warranty of the Agent contained in this Agreement, and no statement contained in any schedule, exhibit, or in any certificate, list or other writing furnished to the Carrier by the Agent pursuant to any provision of this Agreement (including, without limitation, any financial statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

Article VI – Intellectual Property

1.	Permitted Use. Carrier grants Agent, subject to the terms and provisions of this Agreement, including, without limitation, those terms and provisions relating to post-termination obligations, a limited, personal, non-assignable, non-sub-licensable, non-transferable, non-exclusive, royalty-free, right (without the right to grant such right to others) to use the Trademarks solely in connection with Agent’s duties under this Agreement and for no other purpose. Agent shall not use any of the Trademarks, or any portion of the Trademarks, as part of a trade name, fictitious business name, or name of a partnership or corporation. Without Carrier’s prior permission, Agent shall not produce or authorize the production of any promotional merchandise or point of sale/purchase materials bearing the Trademarks, such rights being reserved solely to Carrier, unless otherwise permitted by Carrier. The right conferred by this section shall, without notice or other action, immediately and automatically cease and terminate upon the expiration or termination of this Agreement.

2.	Modifications of the Trademarks. Agent acknowledges that, from time to time and without notice to Agent, it may be necessary or desirable for Carrier to modify certain elements of the Trademarks used in connection with Products, to add elements to the Trademarks, or to discontinue use of some or all of their elements. Accordingly, Carrier does not represent or warrant that the Trademarks or any of their elements will be maintained or used in any particular fashion.

3.	Exclusive Property of Carrier. With respect to the Trademarks, and any other Intellectual Property rights which Agent may be permitted to use (collectively the “IP Rights”), including, without limitation, all rights therein and the good will pertaining thereto, Agent acknowledges and agrees as follows: (i) This Agreement shall in no way be construed as an assignment to Agent of any right, title and/or interest in and/or to the IP Rights. Agent shall not acquire property rights or any proprietary interest therein without Carrier’s prior written consent; (ii) All goodwill arising out of the use of the Trademarks in the Territory shall inure to the sole benefit of Carrier, or the respective owner of the Trademark in question; (iii) The IP Rights are the exclusive property of Carrier (or their respective owners) and the Trademarks have acquired secondary meaning; (iv) Agent shall not challenge, attack, or contest the ownership or validity of Carrier’s (or the applicable owner’s) rights in the IP Rights or their respective applications or registrations; (v) Agent shall not apply for, or be the assignee of, any industrial property protection which would affect any of the ownership rights in the IP Rights, or file any document with any governmental authority, or take any other action which could affect the ownership of the IP Rights, or aid or abet anyone else in doing so; and, (vi) Agent shall not commit any act or engage in any conduct which adversely affects the IP Rights which Agent is permitted to use, regardless of any submission of ideas or related input by Agent or its customers.

4.	Infringement. Agent shall use commercially reasonable efforts in detecting possible infringements of Carrier’s IP Rights and shall inform Carrier of any known infringement. Agent agrees to assist Carrier, at Carrier’s expense, to the extent necessary to help Carrier protect its rights in the IP Rights. In the event a third party infringes or threatens to infringe the IP Rights, or asserts that such properties infringe upon such third party’s rights, Carrier shall have the sole right to take such action as it believes is necessary. All costs and expenses, including attorneys’ fees, incurred in connection any action shall be paid by Carrier and Carrier shall otherwise be entitled to receive and retain all amounts awarded as damages, profits or otherwise in connection with such suits.

5.	Trademarks and Logos. Agent may use any of the Carrier trade names, trademarks, service marks, slogans, designs, logos and similar items or rights owned or used by Carrier with prior written consent. All property or paperwork containing Carrier’s trade name or logo shall be returned to Carrier by Agent upon termination of this Agreement.

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Article VII – Restrictions on Conduct

1.	Nonsolicitation (Employees). During the Term of this Agreement and for a period of two-years following the Term, Agent shall not call, or solicit, or take away, any of the employees of Carrier, or any past employee of Carrier if such past employee was employed by Carrier for any period of time during the Term, either for Agent or any other Person. Agent stipulates that the relationship between Carrier and its employees is important, material, and confidential, and gravely affects the effective and successful conduct of the Carrier’s business and its goodwill, and that any breach, violation or evasion of the terms or intent of this provision is, or will be, a material breach of this Agreement and tortious.

2.	Nonsolicitation (Customers). During the Term of this Agreement and for a period of five-years following the Term, Agent shall not call, or solicit, or take away, any of the customers of Carrier on whom Agent called or with whom Agent became acquainted during the Term of this Agreement, either for Agent or any other Person. Agent stipulates that the relationship between Carrier and its customers is important, material, and confidential, and gravely affects the effective and successful conduct of the Carrier’s business and its goodwill, and that any breach, violation or evasion of the terms or intent of this provision is, or will be, a material breach of this Agreement and tortious.

3.	Nondisclosure. During the Term of this Agreement and for a period of three-years following the Term, make known to any Person any of the Confidential Information owned by Carrier, without regard to whether the Confidential Information would be deemed confidential, material, or important enough to warrant protection as a Trade Secret under the Indiana Uniform Trade Secrets Act, Ind. Code §23-2-3-1, et seq. Agent stipulating that, as between the Parties, the same is important, material and confidential, and gravely affects the effective and successful conduct of the Carrier’s business and its goodwill, and that any breach, violation or evasion of the terms or intent of this provision is, or will be, a material breach of this Agreement and tortious. Agent agreeing that the Carrier confidential information includes, without limitation, certain proprietary and confidential business opportunities, methods and equipment acquisition pricing relationships, and business models, all of which are highly valuable; and, further includes, without limitation, the procedures, practices, dealings and other information concerning the business, finances, transactions or affairs of Carrier that may be disclosed to Agent by Carrier, or disclosed as a result of the performance of Carrier of its services under this Agreement. Confidential information includes, without limitation, information concerning rates, charges, origins, destinations, products and sales or marketing information relating to a shipment.

4.	Ownership and Materiality of Confidential Information. During Agent’s employment with the Carrier, Agent may or will have access to, became familiar with, and may assist in organizing, compiling and creating the confidential information owned by Carrier. Agent acknowledges that all confidential information is owned and shall continue to be owned solely by the Carrier, which ownership interest shall not cease or terminate or become diluted by virtue of this Agreement. To the extent that Agent assists the Carrier in compiling, organizing or creating confidential information, Agent assigns any copyright or other interest Agent may have in the confidential information to the Carrier.

Article VIII – Remedies and Indemnification

1.	General Indemnification Obligation of the Agent. Agent covenants and agrees to indemnify, defend, protect and hold harmless the Carrier and the officers, managers, members, attorneys and employees of the Carrier (collectively and individually "Indemnified Parties") from, against and in respect of:

A.	any and all liabilities, losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, settlement payments, deficiencies, diminution in value, costs and expenses (including, without limitation, reasonable attorney’s fees, accountant’s fees and expert witness fees) (collectively, "Claims") suffered, sustained, incurred or paid by, directly or indirectly, any or all of the Indemnified Parties in connection with, resulting from or arising out of: (i) any breach of any representation or warranty of the Agent set forth in this Agreement or any other document or any other certificate or writing delivered by Agent in connection with this Agreement; (ii) any nonfulfillment of any term, covenant, agreement or condition on the part of the Agent set forth in this Agreement or any document; or, (iii) the assertion by a third party against any Indemnified Party of any liability or obligation relating to or arising out of the conduct, actions or omissions of the Agent in connection with this Agreement or any document.

B.	any and all Claims, investigations, allegations, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorney’s fees, accountant’s fees and expert witness fees) incident to any of the foregoing or to the enforcement of this Article VIII.

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2.	Survival of Representations and Warranties. The representations and warranties given or made by any Party in this Agreement or in any certificate or other writing furnished in connection with this Agreement shall survive the Effective Date for a period of five (5) years and shall thereafter terminate and be of no further force or effect, except that any representation or warranty as to which a Claim (including, without limitation, a contingent claim) shall have been asserted during the survival period shall continue in effect with respect to such Claim until such Claim shall have been finally resolved or settled. Notwithstanding any investigation or audit conducted before or after the Effective Date, each Party shall be entitled to rely upon the representations and warranties of the other Party set forth in this Agreement. The Agent’ representations and warranties shall not be affected or deemed waived by reason of the fact that the Carrier knew or should have known that any of Agent’ representations or warranties are or might be incorrect in any respect.

3.	Exceptions to Limitations. Nothing in this agreement shall be deemed to limit or restrict in any manner any rights or remedies which any Party has, or might have, at law, in equity or otherwise, against any other Party, based on any willful misrepresentation, willful breach of warranty or willful failure to fulfill any term, covenant, Agreement or condition set forth in this Agreement.

4.	Payment of Indemnification Obligations. In the event a Party is required to make any payment under this Article VIII (the "Indemnifying Party"), such Indemnifying Party shall promptly pay the Party entitled to indemnification (the "Indemnified Party") the full amount of such indemnity obligation. If there exists a good faith dispute as to such amount, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute.

5.	Other Rights and Remedies Not Affected. The indemnification rights of the Indemnifying Party under this Article VIII are independent of, and in addition to, such rights and remedies as the Indemnified Party may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any Agreement or covenant under this Agreement on the part of the Indemnified Party, including, without limitation, the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished by this Agreement.

6.	Insurance. Neither party shall be required to indemnify the other to the extent that insurance proceeds are actually received by the Indemnified Party for the loss or claim. The Indemnified Party shall promptly make or file the necessary claims under applicable insurance policies, when appropriate, and seek payment of the insurance proceeds with respect to any claim or demand covered by insurance.

7.	Injunction and Specific Performance. It is agreed that in the event of any breach of any provision of Article VI or Article VII of this Agreement, or any threatened or attempted breach of any provision of Article VI or Article VII of this Agreement, such breach or threatened breach result in immediate and irreparable injury, damage and harm to the Carrier; and, therefore shall authorize recourse by the Carrier to the remedies of temporary or permanent injunction (without the necessity of showing any actual injury, damage or harm) and specific performance, or any of such remedies, as well as to all other contractual, legal or equitable remedies to which the Carrier may be entitled. In the event of the petitioning of any court of competent jurisdiction for a temporary or permanent injunction or for specific performance, the Carrier shall not be required to provide or post bond or other security.

Article IX – Communications and Claims

1.	Communications. All communications between Agent and Carrier regarding this Agreement or any other related document or transaction will be conducted through the undersigned representative on behalf of Agent, and either or both of James L. Evans and Timothy E. Evans on behalf of Carrier; or, such other Person as Agent or Carrier may notify the other of in writing from time to time. Agent shall be responsible for providing documentation of credit approvals.

2.	Deviations from Contract: Deviations from this Agreement may only be granted if approved, in writing, by the undersigned representative on behalf of Agent, and either or both of James L. Evans and Timothy E. Evans on behalf of Carrier; or, such other Person as Agent or Carrier may notify the other of in writing from time to time.

3.	Claims: In the event that Carrier incurs a claim due to lack of communication by Agent with the customer, driver/owner operator, Agent agrees to indemnify and hold Carrier harmless for the claim. Agent must notify Carrier in writing, via email to safey@traditiontrans.com, within 48 hours of Agent being informed of a potential claim.

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Article X - Notices

1.	Notice to Agent. Any Notice to be given or served upon Agent in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the following address, certified mail, return receipt requested, or by personal service, or by email:

Karr Transportation, Inc.

c/o Sanders, Morgan & Clarke, PLLC

701 South Street

Mountain Home, Arkansas 72653

Email: “donna@smc-attorneys.com”

Beers Investment Group, LLC

c/o Sanders, Morgan & Clarke, PLLC

701 South Street

Mountain Home, Arkansas 72653

Email: “donna@smc-attorneys.com”

Albert Beers

c/o Sanders, Morgan & Clarke, PLLC

701 South Street

Mountain Home, Arkansas 72653

Email: “donna@smc-attorneys.com”

Kelly Beers

c/o Sanders, Morgan & Clarke, PLLC

701 South Street

Mountain Home, Arkansas 72653

Email: “donna@smc-attorneys.com”

2.	Notice to Carrier. Any Notice to be given or served upon Carrier in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to Carrier at TimEvans@TraditionTrans.com and JoeMontel@TraditionTrans.com.

3.	Address Changes. Any Party may change its address specified for notices under this Article by designating a new address, in writing, and delivered in accordance with this Article.

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Article XI - Miscellaneous

1.	Exhibits; Schedules. The exhibits and addenda to this Agreement and the schedules referred to in this Agreement are intended to be, and by this Agreement are, specifically made a part of, and incorporated into, this Agreement.

2.	Expenses. The Parties to this Agreement shall pay their own expenses incidental to the preparation of this Agreement, and the carrying out of the provisions contained in this Agreement, and the consummation of the transactions contemplated by this Agreement.

3.	Binding Effect. This Agreement shall be binding on and inure to the benefit of the Parties, and, subject to the restrictions contained in this Agreement, their respective heirs, personal representatives, successors and assigns, and the Parties agree for themselves and their heirs, personal representatives, successors and assigns, to execute any instruments in writing which may be necessary or proper in carrying out the purposes of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the Parties hereto and their respective assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement and no person who is not a party to this Agreement may rely on the terms of this Agreement.

4.	Amendment or Alteration. This Agreement may be altered or amended in whole or in part, at any time. Amendments or alterations must take the form of a written instrument setting forth the amendments or alterations, which written instrument must be signed by each and all of the Parties to this Agreement. No amendment shall be binding upon Carrier in the absence of consent to such amendment by either (i) James L. Evans, President and CEO of Tradition Logistics, LLC, or (ii) Joseph J. Montel, General Counsel.

5.	Assignment. Agent shall not assign its rights or delegate or subcontract its duties and obligations under this Agreement to any other Person or entity without the prior written consent of Carrier. Carrier may assign any or all of its rights or delegate or subcontract its duties and obligations under this Agreement to any other Person or entity without the prior written consent of Agent.

6.	No Waiver. The failure of any Party to insist upon strict performance of a covenant of this Agreement or of any obligation of this Agreement, irrespective of the length of time for which such failure continues, shall not be a waiver of such Party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation of this Agreement shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation under this Agreement.

7.	Entire Agreement. This Agreement and any schedules, addenda and exhibits to this Agreement shall constitute the complete and exclusive statement of agreement among the Parties with respect to their subject matter. This Agreement and any schedules, addenda and exhibits to this Agreement replace and supersede all prior agreements by and among the Parties that relate to the subject matter of this Agreement. This Agreement and any schedules, addenda and exhibits to this Agreement supersede all prior written or oral statements and no other representation, statement, condition or warranty not contained in this Agreement and the schedules, addenda and exhibits to this Agreement will be binding upon the Parties, or have any force or effect whatsoever to the extent they relate to the subject matter of this Agreement. Any prior agreements, promises, negotiations, or representations concerning the subject matter of this Agreement and any schedules, addenda and exhibits to this Agreement, which are not expressly set forth in this Agreement and any schedules, addenda and exhibits to this Agreement, are of no force or effect.

8.	Severability. If any covenant, agreement, term or provision of this Agreement is held to be illegal, invalid, unreasonable, or unenforceable under the present or future laws effective during the term of this Agreement, such covenant, agreement, term or provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid, unreasonable, or unenforceable covenant, agreement, term or provision had never comprised a part of this Agreement, and, the remainder of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, unreasonable, or enforceable covenant, agreement, term or provision or by its severance from this Agreement. Furthermore, in lieu of the illegal, invalid, unreasonable, or unenforceable covenant, agreement, term or provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, unreasonable, or unenforceable covenant, agreement, term or provision as may be possible and be legal, valid, reasonable, and enforceable.

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9.	Headings: Interpretation. All headings in this Agreement are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement. The singular shall include the plural, and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires. The introduction paragraph and recitals set forth above shall form a part of this Agreement. The term "including" or terms of similar import, shall mean "including, without limitation" or its equivalent whenever used in this Agreement, and shall not limit the generality of any description preceding such term. Reference to any agreement, document or instrument means such agreement, document or instrument, as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof. The term "or" is not exclusive. Terms such as "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole, and not to any particular article, section, paragraph or provision.

10.	Counterparts. This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one agreement. This Agreement may be signed by E-Record.

11.	Applicable Law. This Agreement, including, but not limited to, any controversy or claim arising out of or relating to this Agreement or its breach, the construction of its terms, and the interpretation of the rights and duties of the Parties, shall be construed and governed exclusively according to the internal laws of the state of Indiana, without regard to that jurisdiction’s law regarding conflicts of law. It shall be subject to the exclusive jurisdiction of Indiana state courts and of the federal courts with jurisdiction over Steuben County, Indiana, regardless of the residence or situs of the Parties, to which jurisdiction of the court the Parties expressly submit, and waive objection. This Agreement shall be subject to, and litigated in, the exclusive and preferred venue of Indiana state courts located in Steuben County, Indiana or of the federal courts with jurisdiction over Steuben County, Indiana.

12.	Drafter of the Agreement. The Parties to this Agreement agree that each Party and its counsel reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits to this Agreement.

13.	Force Majeure. Neither Agent nor Carrier shall be liable to the other for any failure to perform under this Agreement due to acts of God, war, fires, floods, explosions or other natural catastrophes, civil disturbances, riots, unusually severe weather such as tornadoes, or failures or fluctuations in electrical power, heat, light, air conditioning, telecommunications lines or equipment, failure in computer software, hardware or related materials, or similar circumstances. In such event, the performance of Agent’s or Carrier’s obligations shall be suspended during, but not longer than, the period of existence of such event and the period reasonably required to perform the obligations. In such event, Agent or Carrier shall notify the other of such event and shall use reasonable efforts to minimize the consequences of such event.

14.	Time. Time shall be of the essence with regard to this Agreement.

15.	Further Assurances. Agent and Carrier agree that they will take such actions, provide such documents, do such things and provide such further assurances as may reasonably be requested by the other in connection with and during the term of this Agreement.

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Witness the hands of the Parties set out below and effective as of the Effective Date.

“CARRIER”	“AGENT”
Tradition Transportation Company, L.L.C.	Karr Transportation, Inc.
Beers Investment Group, LLC

/s/ Tim Evans	/s/ Albert Beers
By: Timothy E. Evans, President	By: Albert Beers, President/Manager

/s/ Albert Beers
Albert Beers

/s/ Kelly Beers
Kelly Beers

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Page | 16 Appendix A (Customers) There are no pre - approved or pre - identified customers of Agent, except: Agent shall not be entitled to commissions on customers marked with an “*”, unless (i) freight classification – i.e., climate controlled, van, etc – is not presently a relationship between the Carrier and customer, or (ii) point of origin – facility – is not served by Carrier, or (iii) distinct line of business – dedicated routes – added. *Abbott Laboratories Abita Brewing Co LLC Absopure Water Company Addison Foods ADM Logistics Ag - Pro Agrow Fresh Produce A. L. Schutzman Alsum Produce AMC Cold Storage American Sugar Arbre Farms Arcadia Farms Inc Armour Foods St Charles Baucoms Nursery Company BEF Foods *Bellisio Foods Inc Berries By Bill Berry Family Nursery *Berry Plastics Corporation Best Maid Cookie Bestway Seafood Blackburn Russell Black Gold Farms Live Oak Black Gold Farms Arbyrd Black Gold Farms Grand Forks Blommer Chocolate Melrose Park Blommer Chocolate East Greenvillle Blue Line Foodservice Wayne Blue Ribbon Products BM2 Freight BNSF Logistics Buckhead Beef Bug Juice International, Inc Cabbage of Georgia Cadiz Farm Cardinal Health SPS *Cargill Kitchen *Cargill Wichita *Cargill Meat Logistics Solutions *Cargill Wichita *Cargill KITCHEN SOLU *Cargill Charlotte *Cargill Sidney *Cargill Meat Solutions CargoBarn Case Farms Morganton Case Farms Canton C & B Farms Inc. Central Cal Tomato Growers Central Missouri Food Bank Century Farms Claxton Poultry *Conagra Foods Corbett Farming Company Cypress Cooling De Wafelbakkers Don Baskin Truck Sales LLC Duda Farms Fresh Foods Elis Cheesecakes Chicago Fair Oaks Farms Forsman Farms FRESH TRANSPORT Gene Morris Co. Inc. Georges Poultry Har - vest, LLC Harvest Valley Foods Hayden Machinery LLC *Hormel Foods *Hormel Food Corp Huddle Farm Ice Plant Indian Hills Produce *JBS *KINEXO Lakeside Produce Distribution LLC LAKESIDE PRODUCE Lakeside Foods Lake View Farms Land O Frost *Land of Lakes Inc. Log House Foods Marathon cheese Wi *Mastronardi Produce Mi MCCARTNEY PRODUCE TN McCartney Produce Paris TN DocuSign Envelope ID: 8AD17917 - 6BE5 - 42B9 - AA54 - 913C9D908B18

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Michaels Foods *MillerCoors Miller Logistics Mountaire Farms of North Carolina Inc *Nestle Aurora *Nestle Beverage Anderson *Nestle Darien Obermeyer & Turbett Produce OK FOODS Okray Family Farms PECO Batesville PECO Canton Peco Farms Inc PECO Pocahontas PECO Sebastopol *Pepsi Logistics Company Inc *Perrigo Pict Sweet Frozen Foods Pilgrims Pride Gainesville Pilgrims Pride Mayfield Pilgrims Pride Marshfield Pilgrims Pride Moorfield *Predue Farms Inc Quad Graphics Effingham Quad Graphics Lomira Quad Graphics Reichel Foods Roch Mn Riceland Foods *Rich Products Schmieding Springdale Schmieding Big Lake Schmieding MS Schreiber Foods *Seneca Foods Glencoe *Seneca Foods Janesville Shaver Foods *Smithfield Packing Co *Smithfield Foods Newport News Taylor Logistics Company, LLC Taylor Farms ORL Taylor Farms KY Taylor Farms KY Taylor Farms Smyrna TKM Farms TKM Farms Transplace Texas LP Transplace Specialized AR Uber HQ United Fruit & Produce Co. *US Cold Storage Logistics *Wolverine Packing Hamtramck *Wolverine Packing Detroit All customers must be identified by Agent (by email to Timothy E. Evans, using TimEvans@TraditionTrans.Com ) and accepted by Carrier prior to being included on this Appendix A. Acceptance by Agent: Albert Beers DocuSign Envelope ID: 8AD17917 - 6BE5 - 42B9 - AA54 - 913C9D908B18 Page | 17

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Appendix B (Commissions)

Subject to any and all terms and conditions of the Agreement, Agent shall be compensated in an amount equal to six percent (6%) of line-haul revenues on Tradition Transportation Company, LLC assets; subject, however, to the following exceptions and conditions:

1.	Line Haul Revenue is defined as the “Freight Charge” and/or “Pay Gross” within Carrier’s Software System. Line Haul does not include additional charges for fuel surcharge, accessorial charges, project management, detention, tarping, stop offs, etc.

2.	Revenues shall exclude any amounts not paid within 90 days from the date of invoice, or amounts collected by Carrier with the assistance of an outside collection agency or an attorney.

Acceptance by Agent: /s/ Albert Beers

Albert Beers

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ASSET PURCHASE AGREEMENT

July 27, 2022

Schedule D

Broker Agent Agreement

This Broker Agent Agreement (this "Agreement”) is made and entered into and shall become effective as of the date of Closing of the Asset Purchase Agreement (“APA”) by and among: Tradition Transportation Company, L.L.C., an Indiana limited liability company, and Tradition Leasing Systems, L.L.C., an Indiana limited liability company; and, Karr Transportation, Inc., an Arkansas corporation, Beers Investment Group, LLC, an Arkansas limited liability company, and its shareholders, Albert Beers and Kelly Beers, husband and wife.

Karr Transportation, Inc., an Arkansas corporation, Beers Investment Group, LLC, an Arkansas limited liability company, and all of its shareholders and members, Albert Beers and Kelly Beers, or any of them or their designee as may be indicated shall be the “Agent”. This Agreement is by and between: Freedom Freight Solutions, LLC, an Indiana limited liability company, a freight broker (the “Broker”) and the Agent. The Broker and Agent shall be referred to as the “Parties”; and, individually as appropriate, as a “Party”.

Notwithstanding any provision in any document to the contrary, the term of this Agreement and all commissions due or to become due to Agent pursuant to this Agreement shall expire and be released with neither Party obligated to the other upon the Sellers under the APA receiving ten million dollars ($10,000,000) in total consideration from all sources (not a guaranteed amount, but a cap post-Closing). The aggregate purchase price being paid at Closing by Purchaser to the Sellers for the Assets being purchased under the APA is six million seven hundred thousand and one dollars ($6,700,001.00) leaving the amount of three million three hundred ninety-nine thousand nine hundred ninety-nine dollars ($3,299,999) eligible for Seller to receive pursuant to this Agreement, the Trucking Agent Contract, and the payments contemplated for Drivers, Mechanics, and/or Operations Staff on a combined basis. This shall be referred to as the “Cap”.

Article I - Recitals

Whereas, Agent has substantial experience in the freight motor carrier industry and has contacts with shippers, who have needs for transportation brokerage services for their cargo; and,

Whereas, Agent desires to contract with Broker by providing freight shipments of general commodities from Agent’s customers for referral to Broker by Agent; and, Whereas, Broker is registered with the Federal Motor Carrier Safety Administration (“FMCSA”) to operate as a freight broker pursuant to MC-ICC 110465 and USDOT 3159006.

NOW, THEREFORE, in consideration of the premises, the agreements, representations, warranties, covenants and obligations contained in this Agreement, and other good and valuable consideration, the receipt and legal sufficiency of which are acknowledged by this Agreement, the Parties to this Agreement, intending to be legally bound, agree as follows:

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Article II – Electronic Records, Signatures and Defined Terms

1.	E-Records and Modern Communications. All Parties to this Agreement approve the use of modern communication tools for this Agreement and the transactions contemplated by this Agreement. An electronic record within the meaning of the Indiana Uniform Electronics Transaction Act (Indiana Code Section 26-2-8-101, et. seq.) as amended and in effect from time to time (“IUETA”) may satisfy any requirement under this Agreement regarding a record or other writing. An electronic signature within the meaning of the IUETA may satisfy any requirement under this Agreement with respect to a signature. The use of electronic records and of electronic signatures is authorized to fulfill and implement the provisions of this Agreement, subject to such security procedures (within the meaning of the IUETA) as the Broker may approve from time to time to assure the authenticity and validity of electronic records and electronic signatures that may be utilized for such purposes. The Parties may keep and maintain the records pertaining to this Agreement in electronic format, including, without limitation, records which bear electronic or manual signatures. The Parties elect coverage under the Electronic Signatures in Global and National Commerce Act, codified at 15 U.S.C. §7001, et seq., as amended, repealed and re-codified, from time to time, to the extent it broadens the substantive or geographic scope of the IUETA. It is the intention of the Parties that consummation and implementation of this Agreement shall be “paperless” to the fullest extent possible and practicable. Collectively, all records described in this paragraph shall be referred to as “E-Records”. E-Records are the equivalent of “in writing” or “signed” et cetera. Anything in this section to the contrary notwithstanding, any Party may request original mechanical signatures to this Agreement, and upon such request, each Party will provide an executed original of the Agreement to the other Party.

2.	Capitalized words. Capitalized words (or phrases) not otherwise defined in this Agreement shall have the meanings ascribed to them in this Article II. As used in this Agreement, the following words (or phrases) shall have the following meanings, to wit:

A.	Intellectual Property. The term or phrase “Intellectual Property” shall mean and refer to the Trademarks and logos of Broker, together with any other proprietary business information, trade secrets or residuals from the use of such information developed or derived in connection with this Agreement, including, without limitation, any reports that contain Broker trade secret information even though also containing other non-trade secret information, shall be Intellectual Property of the Broker.

B.	Person. The term “Person” shall mean and refer to an individual, any association, corporation, business corporation, benefit corporation, partnership, general partnership, limited partnership, limited liability company, limited liability partnership, limited liability limited partnership, joint stock association, joint venture, firm, estate, trust, business trust, cooperative, unincorporated business association or organization, or any similar organization or foreign association of like structure, or other legal entity.

C.	Taxes. The term "Taxes" shall mean and refer to any federal, state, local, foreign, or other income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, without limitation, taxes under Code Section 59(A)), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, ad valorem, or other taxes of any kind whatsoever, including, without limitation, any interest, penalty, or addition thereto, whether disputed or not.

D.	Trademarks. The term “Trademarks” shall mean and refer to any and all registered or unregistered trademarks, service marks, logos, designs, commercial symbols, and trade dress which are approved by Broker.

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Article III – Term, Compensation and Specific Understandings

1.	Term and Termination. This Agreement shall be effective on the Effective Date and shall continue for the lesser of (x) a period ending upon payment of the Cap, and (y) a period of five (5) years (“Initial Period”). At the written option of the parties, this Agreement may thereafter continue until terminated by not less than thirty (30) days prior written notice from one Party to the other. The act of terminating this Agreement shall not give rise to liability, the Agreement being “at will” upon the expiration of the Initial Period. Either Party may immediately terminate this Agreement (without 30-days’ notice) if the other Party (a) files a voluntary petition in bankruptcy, (b) makes an assignment for the benefit of creditors, (c) enters into receivership, (d) is involuntarily adjudicated as bankrupt by any court of competent jurisdiction, or (e) violates any terms or conditions of this Agreement, and such violation continues for a period of ten (10) days after notice of the violation is received by the Party purportedly in violation. Termination of this Agreement shall not relieve Agent from performing its obligations under this Agreement which accrued prior to termination of this Agreement. The provisions contained under Articles VI, VII, VIII and IX shall survive the termination of this Agreement.

2.	Compensation. With respect to Shipments provided by Agent and accepted by Broker, Agent shall be compensated on a monthly basis pursuant to the terms and conditions described in Appendix B (“Commission”), with Broker paying Agent on the 28th of each month, in arrears. Those services are applicable only to the Customer(s) that are listed in Appendix A or a written addendum signed by Broker. All required paperwork for billing of Agent’s account must be received by Broker as necessary for accurate and timely billing. Periodic statements of Shipments billed, amount paid to Agent, as well as Shipments tendered and accepted and not billed, will be made available to Agent as reasonably requested. In the event that any freight bill on which Commission was advanced to Agent remains unpaid after ninety (90) days from the invoice date, Agent will, on demand by Broker, refund to Broker, via settlement deduction or check (Broker’s choice), one hundred percent (100%) of the Commissions paid to Agent by Broker on account of the Shipments that remain unpaid; provided, however, that Broker will repay to Agent all Commission if the freight bill is subsequently collected by Broker without the assistance of an outside collection agency or an attorney. Revenues shall exclude any amounts not paid within 90 days from the date of invoice, or amounts collected by Broker with the assistance of an outside collection agency or an attorney. Agent’s right to any commission shall end on any shipment booked by Agent or Broker after the termination of this Agreement.

Article IV – Freight Agent Appointment

1.	Authority of Agent and Limitations. Agent will provide freight shipments (“Shipments”) from Customers to Broker as specifically set forth in this Agreement. Agent is an independent contractor to Broker, shall act on Broker’s behalf only to the extent provided in this Agreement and shall not have the power, unless specifically authorized in writing by Broker in advance, to appoint agents or sub-agents for Broker, to incur liabilities or indebtedness for Broker, to contract for Broker, to conduct billings for Broker, to compromise or settle claims against Broker, to represent that Agent has greater authority or a broader relationship with Broker than as provided for in this Agreement or to accept service of process for Broker. The performance of Agent under this Agreement will be under the property transportation Broker license of Broker.

2.	Broker Services. Broker will arrange transportation of Shipments via Broker to and from such points between which service may be required by the Customer.

3.	Independent Contractors. Agent and Broker agree and intend to create by this Agreement an independent contractor relationship, and not a joint venture, partnership or an employer and employee relationship in any manner. Agent shall determine the manner, means and methods of performance of all services rendered under this Agreement and shall retain responsibility for same, including, without limitation: (a) the wages, hours, working conditions, workers compensation, management supervision and all other aspects and requirements related to Agent’s employees and/or the services provided by Agent under this Agreement; (b) all Taxes and fees (including penalties and interest) imposed by any federal, provincial, state or local government on account of the receipt of income by Agent for services rendered under this Agreement; and, (c) all employment-related Taxes and fees imposed by any federal, provincial, state or local government by virtue of Agent’s status as an employer or sole proprietor, as the case may be. Agent shall defend and hold Broker harmless from any and all claims or demands by any Person, government or agency as a result of or relating to such compensation or payroll Taxes. The Agent, its contractors, subcontractors and employees of Agent shall not be entitled to any rights and shall make no claim under any pension, disability, workers compensation, federal or state employment statute or agency, death benefit, savings, retirement or other benefit program for Broker employees. Agent agrees to indemnify, defend and hold harmless Broker and any affiliated company from and against any claim by Agent or Agent’s employees, contractors or subcontractors. Agent’s indemnification obligations shall survive the termination of this Agreement.

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4.	Responsibilities and Duties of Agent. Agent shall: (a) obtain the prior approval of Broker of all Customers and Shipments; (b) solicit contracts from Customers subject in each instance to Broker’s right to reject, in its discretion, any Customer, Shipment or contract without a penalty or commission to Agent or any third party; (c) upon request, make reasonable efforts to assist Broker in collecting amounts due Broker from any Customer or any other party that is responsible for paying freight charges for those Shipments provided by Agent and accepted by Broker; (d) not accept claims or legal process on Broker’s behalf and instead direct claimants, process servers and similar parties to contact Broker; provided, however, that notwithstanding the foregoing, Agent shall promptly notify Broker concerning any claim, potential claim or legal process arising out of the performance of this Agreement; (e) maintain records as Broker may be legally required to maintain with respect to Agent’s operations under this Agreement or as may reasonably be requested by Broker; (f) provide Broker advance written notice of any merger, consolidation, transfer or dissolution of assets of Agent, including, without limitation, any assignment by Agent for the benefit of creditors, any bankruptcy filing by Agent, or the institution of any proceeding against Agent alleging that Agent is insolvent or unable to pay debts, and, including further, without limitation, the entry of any judgment against Agent or its partners, as applicable, and any civil or criminal actions instituted against Agent, Agent’s owners, partners and/or directors, as applicable, relating to matters covered by this Agreement; (g) prepare complete and accurate forms, contracts and other documents reasonably requested by Broker from time to time; (h) maintain capabilities to communicate with Broker via internet, facsimile and/or telephone; (i) without the prior approval of Broker, not directly bill accounts for freight charges; and, (j) enter all required information in Broker’s system, coordinate with the driver/owner operator to haul the freight and communicate with the customer regarding appointment times and the progress of the Shipment.

5.	Insurance. Agent shall procure and maintain, at no cost to Broker, and with reputable and financially responsible insurance underwriters, the following insurance coverage acceptable to Broker: (a) Comprehensive General Liability insurance covering liability for bodily injury (including injury resulting in death) and loss of or damage to property; (b) Automobile liability insurance for bodily injury (including injury resulting in death) and loss of or damage to property; (c) To the extent Agent has employees, Worker’s Compensation insurance and Employer’s Liability insurance as required by applicable law, and (d) Any additional insurance required under any and all applicable United States, Mexico, Canada and federal, state, provincial and local laws, rules and regulations. The insurance specified above shall include a requirement that the insurer provide Broker with thirty (30) days prior written notice of any cancellation or material change in the insurance. The insurance specified in subsections (a) and (b) above shall name Broker as an additional named insured in matters covered by this Agreement. Agent shall provide Broker with certificates or other documentary evidence satisfactory to Broker of the above insurance, including new insurance certificates prior to the policy expiration date of any coverage during the term of this Agreement. Upon request, Agent shall provide Broker with a copy of each such policy.

6.	Agent Referral Program. Broker will pay Agent a referral fee (“Referral Fee”) equal to 1% of the brokered revenue generated by agents referred to Broker by Agent, in writing, and collected by Broker, after the date [but during the Term] of this Agreement. Broker will pay Agent the Referral Fee for a period of 12 months, beginning from the date the new Agent signs Broker’s then current Freight Agent Agreement. Agent must obtain written acknowledgement of the Referral Fee from Broker. Broker will pay the fee monthly, on the 15th, or first pay period thereafter, of the month following the month that the fees were earned. Agent is responsible for notifying Broker within 60 days of any Referral Fees that Agent believes he/she was entitled to receive, but did not receive. Broker may cancel the Referral Fee program with 30 days written notice to Agent. In the event that Broker terminates the Referral Fee program, Broker shall pay all fees earned by Agent, prior to notice of cancellation of the program. Agent shall not be entitled to any fee or revenues generated after any termination of this Agreement. For example, if the Agent refers another agent (the “Referred Agent”) and the Referred Agent books $50,000 in a month of freight with Broker that is brokered to other carriers; then, Broker will pay to Agent a Referral Fee of $500 (1% times $50,000).

7.	Right to Offset. Broker shall have the right to offset any amounts owed to Agent with amounts owed by Agent (or any affiliated entity of Agent) to Broker. This includes, without limitation, equipment rental obligations.

8.	Timely Billing. In keeping with Broker’s best practices, in the event that Broker is not able to invoice Agent’s customer for a shipment for greater than 15 days, Broker shall have the right to hold Agent’s commission until Broker is paid. This does not alter the expectation that Broker shall be primarily responsible for invoicing and collection; and, any negligence on the part of Broker in this regard shall not impair or delay the right of Agent to receive payment.

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9.	Accessorial Charges. Agent shall abide by Broker’s (or that included in the electronic data interchange system) FSC (fuel surcharge) and normal accessorial charges, unless contracted. In the event, that Agent deviates from Broker’s agreed charges, Agent shall be responsible for the excess amount that Agent committed to pay to a driver or owner operator. For example, if Broker’s FSC is 50 cents per mile and Agent offers 75 cents per mile to an owner operator, without obtaining approval from Broker; then, the excess FSC results in the owner operator being paid $200 more than under Broker’s current FSC rate and Agent will be responsible for the excess, $200, offered to the owner operator. This does not alter the expectation that Broker and Carrier shall be primarily responsible for setting such charges, invoicing and collection; and, any negligence on the part of Broker and/or Carrier in this regard shall not impair or delay the right of Agent to receive payment.

10.	Commission Disputes: Agent will have up to 60 days to dispute any commissions with Broker. All disputes must be submitted in writing to Broker. Agent waives any claim it may have to commissions if a written dispute is not submitted to Broker within 60 days. For example, if the Agent reviews the commission statements and believes that the commission was calculated inaccurately for the last 24 months, Broker will not be responsible for refunding any commissions beyond 60 days.

11.	Delivering-Out Shipments in Broker’s System. Agent must update Broker’s system within one business day of any shipments that have been delivered. If Agent fails to properly deliver out the shipment within one business day, Broker may offset 12.5% of Agent’s commission, for servicing Agent’s shipment. This does not alter the expectation that Broker shall be primarily responsible for delivery; and, any negligence on the part of Broker in this regard shall not impair or delay the right of Agent to receive payment.

12.	Credit Policy Approval. Although Agent does not expect to add Customers post-Closing, to the extent the situation should arise, Agent shall secure a Customer credit approval from Broker prior to committing to providing service. Failure to receive credit approval will result in Agent being responsible to Broker for Agent’s commission, plus any amounts incurred by Broker to other parties. Broker may, at its option, impose collection from Agent immediately or bill Agent directly for such charges. Agent’s compensation will be held on all freight bills secured without a credit approval or receivables extending beyond credit limits until freight bills are paid. If Agent received a credit approval and approval for the Customer is rescinded at a later date, Agent will also be held liable to Broker for the full amount of the freight charges of any Shipments moved subsequently, but after written notification by Broker. Without the prior approval of Broker, Agent may not invoice its/his/her own company for transportation charges and may not directly bill accounts for freight charges. In the event of a dispute, Agent is responsible for providing documentation that Broker approved credit. Broker reserves the right to hold back the total of Agent’s obligation for Agent’s commission. Per the example below, Broker may hold back the entire $760 if Broker reasonably anticipates that it will not be paid for the shipment. Example: Agent books a shipment for $1,000 and does not obtain credit approval from Broker. Broker determines that customer is not going to pay Broker after reasonable collection efforts. Broker pays Agent $40, for his commission, and pays an owner operator $800. Agent is responsible to pay Broker $840, plus any incidentals.

13.	Prepaid Shipments. In the event that Broker does not grant credit to a customer, Agent may arrange for prepayment for the shipment. Agent must secure payment before the truck leaves the shipper. Broker requires that all prepayments must be made by wire or credit card. Broker is responsible for verifying that payment has been secured. Under no circumstances, may Agent authorize for a driver/owner operator to pick up a check from Shipper or Consignee. Agent must confirm with Broker in writing that the monies have been received.

14.	Rate Confirmations. Agent is responsible for cooperating with the Broker obtaining a signed rate agreement from customer agreeing to all charges. Provided customer consents to E-Records, the rate confirmation may be in electronic (email) format. In the event that Agent does not have a signed rate agreement and Customer pays an amount less than the invoiced amount, Agent is responsible for the amount that Broker overpaid, including insurance, at 5% of the line-haul. Example: Agent books a shipment for $1,000 (line haul) and enters the shipment in Broker’s system to be billed. Customer pays Broker only $600, due to a rate dispute. Broker paid Agent $40 for his commission, $800 to an owner operator and incurred $50 in insurance charges. Agent is responsible to pay Broker $290 ($890 minus $600), plus incidentals. Broker may elect to deduct this from the Agent’s settlement check. This does not alter the expectation that Broker shall be primarily responsible for rate confirmations; and, any negligence on the part of Broker in this regard shall not impair or delay the right of Agent to receive payment.

15.	Broker Carrier Approval. Although Agent does not expect to add brokers or carriers post-Closing, to the extent the situation should arise, for brokered shipments, Broker must approve all third-party carriers to be used by Agent. If Agent moves a shipment on an unauthorized third-party carrier, Agent forfeits his commission. NOTE: AGENT MAY NOT USE ANOTHER MOTOR CARRIER WITH A CONDITIONAL DOT SAFETY RATING, WITHOUT THE PRIOR WRITTEN APPROVAL FROM BROKER.

16.	Rate Tariffs. Agent is responsible for obtaining a signed rate tariff from customer agreeing to all charges and any annual contracted rates.

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Article V – Representations and Warranties of Agent

As an inducement to Broker to enter into this Agreement and to consummate the transactions contemplated by this Agreement, the Agent represents and warrants to the Broker, as of the Effective Date of this Agreement, as set forth in this Article V, and acknowledge that the Broker is relying upon such representations and warranties contained in this Article V as being unconditionally true and correct, to wit:

1.	Organization. Agent is a duly formed legal entity, and validity existing or operating as a foreign entity under the laws of the State of Indiana. Agent possesses full power and authority, and all licenses, franchise rights, permits and authorizations necessary to own their properties as presently owned and to conduct their business in the manner and by the means utilized historically and as of the Effective Date.

2.	Capacity. The Agent has, without exception or limitation, the full legal capacity without the consent, authorization, release or waiver of any third party, to execute, deliver and perform all of Agent’s obligations under this Agreement, none of which will violate, conflict with, or breach any agreement to which Agent is a party, or by which any Agent is bound, or any law, rule, regulation, order, writ, or decree to which Agent is subject or by which any Agent is bound.

3.	Validity of Contemplated Transactions. The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement by the Agent does not, and will not, violate, conflict with, or result in the material breach of, any term, condition or provision of, or require the consent of any other Person under, (a) any material existing law, ordinance, or governmental rule or regulation to which the Agent is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to the Agent, or (c) any mortgage, indenture, agreement, commitment, lease, plan, authorization, or other instrument, document or understanding, oral or written, to which the Agent is a party, by which the Agent may have rights, or by which any of the business assets being transferred or the Agent may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of the Agent thereunder. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by the Agent.

4.	Compliance with Laws. With respect to the services provided in this Agreement, the Agent shall comply with all applicable federal, state and local laws, rules, regulations and ordinances, including, without limitation, all rules and regulations promulgated by the FMCSA and all other Federal and state agencies and departments having jurisdiction over the services to be performed. While on any customer’s premises, Agent’s employees shall comply with Broker’s then current rules and regulations. Agent understands that failure to supply Agent’s complete and correct federal taxpayer identification number to Broker may require Broker to comply with withholding requirements under applicable federal laws and Agent has voluntarily provided Broker with that number as part of this Agreement.

5.	No Restrictions; No Contravention. There is no suit, action, claim, investigation or inquiry by any Governmental or Regulatory Authority, and no legal, administrative or arbitration proceeding pending or, threatened against the Agent or any of the Agent’ properties or assets, with respect to the execution, delivery and performance of this Agreement or the transactions contemplated by this Agreement. The execution, delivery and performance by the Agent of obligations under this Agreement and the consummation of the transactions contemplated by this Agreement, will not (a) result in the violation by the Agent of any constitution, statute, law, rule, regulation or ordinance (collectively, “Laws”), or any judgment, decree, order, writ, permit or license (collectively, “Orders”), of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision (a “Governmental or Regulatory Authority”), applicable to the Agent or any of their assets or properties; (b) conflict with, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, or require the Agent to obtain any consent, approval or action of, make any filing with or give any notice to, or result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration of, or result in the creation or imposition of any Lien upon any of the assets or properties of the Agent, under any of the terms, conditions or provisions of any contract, franchise agreement or license to which the Agent are, individually or collectively, a party or by which the Agent or any of their assets or properties are bound; or, (c) conflict with or violate the Agent’s entity organizational documents.

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6.	Brokers. No broker, finder, agent or similar intermediary has acted on behalf of the Agent in connection with this Agreement or the transactions contemplated by this Agreement, and no brokerage commissions, finder’s fees or similar fees or commissions are payable by the Agent in connection therewith based on any agreement, arrangement or understanding with any of them. Broker will not pay finder’s fees to third parties. In the event that Agent secures a shipment from a third party that requires a finder’s fee, Agent will be solely responsible for paying the finder’s fee. If Agent obtains Shipments from a freight management company [i.e., company that manages freight on a large scale]; then, Agent shall obtain the consent of Broker and may proceed as set forth in this Agreement.

7.	Disclosure. No representation or warranty of the Agent contained in this Agreement, and no statement contained in any schedule, exhibit, or in any certificate, list or other writing furnished to the Broker by the Agent pursuant to any provision of this Agreement (including, without limitation, any financial statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

Article VI – Intellectual Property

1.	Permitted Use. Broker grants Agent, subject to the terms and provisions of this Agreement, including, without limitation, those terms and provisions relating to post-termination obligations, a limited, personal, non-assignable, non-sub-licensable, non-transferable, non-exclusive, royalty-free, right (without the right to grant such right to others) to use the Trademarks solely in connection with Agent’s duties under this Agreement and for no other purpose. Agent shall not use any of the Trademarks, or any portion of the Trademarks, as part of a trade name, fictitious business name, or name of a partnership or corporation. Without Broker’s prior permission, Agent shall not produce or authorize the production of any promotional merchandise or point of sale/purchase materials bearing the Trademarks, such rights being reserved solely to Broker, unless otherwise permitted by Broker. The right conferred by this section shall, without notice or other action, immediately and automatically cease and terminate upon the expiration or termination of this Agreement.

2.	Modifications of the Trademarks. Agent acknowledges that, from time to time and without notice to Agent, it may be necessary or desirable for Broker to modify certain elements of the Trademarks used in connection with Products, to add elements to the Trademarks, or to discontinue use of some or all of their elements. Accordingly, Broker does not represent or warrant that the Trademarks or any of their elements will be maintained or used in any particular fashion.

3.	Exclusive Property of Broker. With respect to the Trademarks, and any other Intellectual Property rights which Agent may be permitted to use (collectively the “IP Rights”), including, without limitation, all rights therein and the good will pertaining thereto, Agent acknowledges and agrees as follows: (i) This Agreement shall in no way be construed as an assignment to Agent of any right, title and/or interest in and/or to the IP Rights. Agent shall not acquire property rights or any proprietary interest therein without Broker’s prior written consent; (ii) All goodwill arising out of the use of the Trademarks in the Territory shall inure to the sole benefit of Broker, or the respective owner of the Trademark in question; (iii) The IP Rights are the exclusive property of Broker (or their respective owners) and the Trademarks have acquired secondary meaning; (iv) Agent shall not challenge, attack, or contest the ownership or validity of Broker’s (or the applicable owner’s) rights in the IP Rights or their respective applications or registrations; (v) Agent shall not apply for, or be the assignee of, any industrial property protection which would affect any of the ownership rights in the IP Rights, or file any document with any governmental authority, or take any other action which could affect the ownership of the IP Rights, or aid or abet anyone else in doing so; and, (vi) Agent shall not commit any act or engage in any conduct which adversely affects the IP Rights which Agent is permitted to use, regardless of any submission of ideas or related input by Agent or its customers.

4.	Infringement. Agent shall use commercially reasonable efforts in detecting possible infringements of Broker’s IP Rights and shall inform Broker of any known infringement. Agent agrees to assist Broker, at Broker’s expense, to the extent necessary to help Broker protect its rights in the IP Rights. In the event a third party infringes or threatens to infringe the IP Rights, or asserts that such properties infringe upon such third party’s rights, Broker shall have the sole right to take such action as it believes is necessary. All costs and expenses, including attorneys’ fees, incurred in connection any action shall be paid by Broker and Broker shall otherwise be entitled to receive and retain all amounts awarded as damages, profits or otherwise in connection with such suits.

5.	Trademarks and Logos. Agent may use any of the Broker trade names, trademarks, service marks, slogans, designs, logos and similar items or rights owned or used by Broker with prior written consent. All property or paperwork containing Broker’s trade name or logo shall be returned to Broker by Agent upon termination of this Agreement.

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Article VII – Restrictions on Conduct

1.	Nonsolicitation (Employees). During the Term of this Agreement and for a period of two-years following the Term, Agent shall not call, or solicit, or take away, any of the employees of Broker, or any past employee of Broker if such past employee was employed by Broker for any period of time during the Term, either for Agent or any other Person. Agent stipulates that the relationship between Broker and its employees is important, material, and confidential, and gravely affects the effective and successful conduct of the Broker’s business and its goodwill, and that any breach, violation or evasion of the terms or intent of this provision is, or will be, a material breach of this Agreement and tortious.

2.	Nonsolicitation (Customers). During the Term of this Agreement and for a period of five-years following the Term, Agent shall not call, or solicit, or take away, any of the customers of Broker on whom Agent called or with whom Agent became acquainted during the Term of this Agreement, either for Agent or any other Person. Agent stipulates that the relationship between Broker and its customers is important, material, and confidential, and gravely affects the effective and successful conduct of the Broker’s business and its goodwill, and that any breach, violation or evasion of the terms or intent of this provision is, or will be, a material breach of this Agreement and tortious.

3.	Nondisclosure. During the Term of this Agreement and for a period of three-years following the Term, make known to any Person any of the Confidential Information owned by Broker, without regard to whether the Confidential Information would be deemed confidential, material, or important enough to warrant protection as a Trade Secret under the Indiana Uniform Trade Secrets Act, Ind. Code §23-2-3-1, et seq. Agent stipulating that, as between the Parties, the same is important, material and confidential, and gravely affects the effective and successful conduct of the Broker’s business and its goodwill, and that any breach, violation or evasion of the terms or intent of this provision is, or will be, a material breach of this Agreement and tortious. Agent agreeing that the Broker confidential information includes, without limitation, certain proprietary and confidential business opportunities, methods and equipment acquisition pricing relationships, and business models, all of which are highly valuable; and, further includes, without limitation, the procedures, practices, dealings and other information concerning the business, finances, transactions or affairs of Broker that may be disclosed to Agent by Broker, or disclosed as a result of the performance of Broker of its services under this Agreement. Confidential information includes, without limitation, information concerning rates, charges, origins, destinations, products and sales or marketing information relating to a shipment.

4.	Ownership and Materiality of Confidential Information. During Agent’s employment with the Broker, Agent may or will have access to, became familiar with, and may assist in organizing, compiling and creating the confidential information owned by Broker. Agent acknowledges that all confidential information is owned and shall continue to be owned solely by the Broker, which ownership interest shall not cease or terminate or become diluted by virtue of this Agreement. To the extent that Agent assists the Broker in compiling, organizing or creating confidential information, Agent assigns any copyright or other interest Agent may have in the confidential information to the Broker.

Article VIII – Remedies and Indemnification

1.	General Indemnification Obligation of the Agent. Agent covenants and agrees to indemnify, defend, protect and hold harmless the Broker and the officers, managers, members, attorneys and employees of the Broker (collectively and individually "Indemnified Parties") from, against and in respect of:

A.	any and all liabilities, losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, settlement payments, deficiencies, diminution in value, costs and expenses (including, without limitation, reasonable attorney’s fees, accountant’s fees and expert witness fees) (collectively, "Claims") suffered, sustained, incurred or paid by, directly or indirectly, any or all of the Indemnified Parties in connection with, resulting from or arising out of: (i) any breach of any representation or warranty of the Agent set forth in this Agreement or any other document or any other certificate or writing delivered by Agent in connection with this Agreement; (ii) any nonfulfillment of any term, covenant, agreement or condition on the part of the Agent set forth in this Agreement or any document; or, (iii) the assertion by a third party against any Indemnified Party of any liability or obligation relating to or arising out of the conduct, actions or omissions of the Agent in connection with this Agreement or any document.

B.	any and all Claims, investigations, allegations, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorney’s fees, accountant’s fees and expert witness fees) incident to any of the foregoing or to the enforcement of this Article VIII.

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2.	Survival of Representations and Warranties. The representations and warranties given or made by any Party in this Agreement or in any certificate or other writing furnished in connection with this Agreement shall survive the Effective Date for a period of five (5) years and shall thereafter terminate and be of no further force or effect, except that any representation or warranty as to which a Claim (including, without limitation, a contingent claim) shall have been asserted during the survival period shall continue in effect with respect to such Claim until such Claim shall have been finally resolved or settled. Notwithstanding any investigation or audit conducted before or after the Effective Date, each Party shall be entitled to rely upon the representations and warranties of the other Party set forth in this Agreement. The Agent’ representations and warranties shall not be affected or deemed waived by reason of the fact that the Broker knew or should have known that any of Agent’ representations or warranties are or might be incorrect in any respect.

3.	Exceptions to Limitations. Nothing in this agreement shall be deemed to limit or restrict in any manner any rights or remedies which any Party has, or might have, at law, in equity or otherwise, against any other Party, based on any willful misrepresentation, willful breach of warranty or willful failure to fulfill any term, covenant, Agreement or condition set forth in this Agreement.

4.	Payment of Indemnification Obligations. In the event a Party is required to make any payment under this Article VIII (the "Indemnifying Party"), such Indemnifying Party shall promptly pay the Party entitled to indemnification (the "Indemnified Party") the full amount of such indemnity obligation. If there exists a good faith dispute as to such amount, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute.

5.	Other Rights and Remedies Not Affected. The indemnification rights of the Indemnifying Party under this Article VIII are independent of, and in addition to, such rights and remedies as the Indemnified Party may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any Agreement or covenant under this Agreement on the part of the Indemnified Party, including, without limitation, the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished by this Agreement.

6.	Insurance. Neither party shall be required to indemnify the other to the extent that insurance proceeds are actually received by the Indemnified Party for the loss or claim. The Indemnified Party shall promptly make or file the necessary claims under applicable insurance policies, when appropriate, and seek payment of the insurance proceeds with respect to any claim or demand covered by insurance.

7.	Injunction and Specific Performance. It is agreed that in the event of any breach of any provision of Article VI or Article VII of this Agreement, or any threatened or attempted breach of any provision of Article VI or Article VII of this Agreement, such breach or threatened breach result in immediate and irreparable injury, damage and harm to the Broker; and, therefore shall authorize recourse by the Broker to the remedies of temporary or permanent injunction (without the necessity of showing any actual injury, damage or harm) and specific performance, or any of such remedies, as well as to all other contractual, legal or equitable remedies to which the Broker may be entitled. In the event of the petitioning of any court of competent jurisdiction for a temporary or permanent injunction or for specific performance, the Broker shall not be required to provide or post bond or other security.

Article IX – Communications and Claims

1.	Communications. All communications between Agent and Broker regarding this Agreement or any other related document or transaction will be conducted through the undersigned representative on behalf of Agent, and either or both of James L. Evans and Timothy E. Evans on behalf of Broker; or, such other Person as Agent or Broker may notify the other of in writing from time to time. Agent shall be responsible for providing documentation of credit approvals.

2.	Deviations from Contract: Deviations from this Agreement may only be granted if approved, in writing, by the undersigned representative on behalf of Agent, and either or both of James L. Evans and Timothy E. Evans on behalf of Broker; or, such other Person as Agent or Broker may notify the other of in writing from time to time.

3.	Claims: In the event that Broker incurs a claim due to lack of communication by Agent with the customer, driver/owner operator, Agent agrees to indemnify and hold Broker harmless for the claim. Agent must notify Broker in writing, via email to safey@traditiontrans.com, within 48 hours of Agent being informed of a potential claim.

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Article X - Notices

1.	Notice to Agent. Any Notice to be given or served upon Agent in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to the following address, certified mail, return receipt requested, or by personal service, or by email:

Karr Transportation, Inc.

c/o Sanders, Morgan & Clarke, PLLC

701 South Street

Mountain Home, Arkansas 72653

Email: “donna@smc-attorneys.com”

Beers Investment Group, LLC

c/o Sanders, Morgan & Clarke, PLLC

701 South Street

Mountain Home, Arkansas 72653

Email: “donna@smc-attorneys.com”

Albert Beers

c/o Sanders, Morgan & Clarke, PLLC

701 South Street

Mountain Home, Arkansas 72653

Email: “donna@smc-attorneys.com”

Kelly Beers

c/o Sanders, Morgan & Clarke, PLLC

701 South Street

Mountain Home, Arkansas 72653

Email: “donna@smc-attorneys.com”

2.	Notice to Broker. Any Notice to be given or served upon Broker in connection with this Agreement must be in writing and will be deemed to have been given and received when delivered to Broker at JimEvans@TraditionTrans.com and JoeMontel@TraditionTrans.com.

3.	Address Changes. Any Party may change its address specified for notices under this Article by designating a new address, in writing, and delivered in accordance with this Article.

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Article XI - Miscellaneous

1.	Exhibits; Schedules. The exhibits and addenda to this Agreement and the schedules referred to in this Agreement are intended to be, and by this Agreement are, specifically made a part of, and incorporated into, this Agreement.

2.	Expenses. The Parties to this Agreement shall pay their own expenses incidental to the preparation of this Agreement, and the carrying out of the provisions contained in this Agreement, and the consummation of the transactions contemplated by this Agreement.

3.	Binding Effect. This Agreement shall be binding on and inure to the benefit of the Parties, and, subject to the restrictions contained in this Agreement, their respective heirs, personal representatives, successors and assigns, and the Parties agree for themselves and their heirs, personal representatives, successors and assigns, to execute any instruments in writing which may be necessary or proper in carrying out the purposes of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the Parties hereto and their respective assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement and no person who is not a party to this Agreement may rely on the terms of this Agreement.

4.	Amendment or Alteration. This Agreement may be altered or amended in whole or in part, at any time. Amendments or alterations must take the form of a written instrument setting forth the amendments or alterations, which written instrument must be signed by each and all of the Parties to this Agreement. No amendment shall be binding upon Broker in the absence of consent to such amendment by either (i) James L. Evans, President and CEO of Tradition Logistics, LLC, or (ii) Joseph J. Montel, General Counsel.

5.	Assignment. Agent shall not assign its rights or delegate or subcontract its duties and obligations under this Agreement to any other Person or entity without the prior written consent of Broker. Broker may assign any or all of its rights or delegate or subcontract its duties and obligations under this Agreement to any other Person or entity without the prior written consent of Agent.

6.	No Waiver. The failure of any Party to insist upon strict performance of a covenant of this Agreement or of any obligation of this Agreement, irrespective of the length of time for which such failure continues, shall not be a waiver of such Party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation of this Agreement shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation under this Agreement.

7.	Entire Agreement. This Agreement and any schedules, addenda and exhibits to this Agreement shall constitute the complete and exclusive statement of agreement among the Parties with respect to their subject matter. This Agreement and any schedules, addenda and exhibits to this Agreement replace and supersede all prior agreements by and among the Parties that relate to the subject matter of this Agreement. This Agreement and any schedules, addenda and exhibits to this Agreement supersede all prior written or oral statements and no other representation, statement, condition or warranty not contained in this Agreement and the schedules, addenda and exhibits to this Agreement will be binding upon the Parties, or have any force or effect whatsoever to the extent they relate to the subject matter of this Agreement. Any prior agreements, promises, negotiations, or representations concerning the subject matter of this Agreement and any schedules, addenda and exhibits to this Agreement, which are not expressly set forth in this Agreement and any schedules, addenda and exhibits to this Agreement, are of no force or effect.

8.	Severability. If any covenant, agreement, term or provision of this Agreement is held to be illegal, invalid, unreasonable, or unenforceable under the present or future laws effective during the term of this Agreement, such covenant, agreement, term or provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid, unreasonable, or unenforceable covenant, agreement, term or provision had never comprised a part of this Agreement, and, the remainder of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, unreasonable, or enforceable covenant, agreement, term or provision or by its severance from this Agreement. Furthermore, in lieu of the illegal, invalid, unreasonable, or unenforceable covenant, agreement, term or provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, unreasonable, or unenforceable covenant, agreement, term or provision as may be possible and be legal, valid, reasonable, and enforceable.

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9.	Headings: Interpretation. All headings in this Agreement are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement. The singular shall include the plural, and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires. The introduction paragraph and recitals set forth above shall form a part of this Agreement. The term "including" or terms of similar import, shall mean "including, without limitation" or its equivalent whenever used in this Agreement, and shall not limit the generality of any description preceding such term. Reference to any agreement, document or instrument means such agreement, document or instrument, as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof. The term "or" is not exclusive. Terms such as "hereunder," "hereof," "hereto" and words of similar import shall be deemed references to this Agreement as a whole, and not to any particular article, section, paragraph or provision.

10.	Counterparts. This Agreement may be executed in a number of counterparts, all of which together shall for all purposes constitute one agreement. This Agreement may be signed by E-Record.

11.	Applicable Law. This Agreement, including, but not limited to, any controversy or claim arising out of or relating to this Agreement or its breach, the construction of its terms, and the interpretation of the rights and duties of the Parties, shall be construed and governed exclusively according to the internal laws of the state of Indiana, without regard to that jurisdiction’s law regarding conflicts of law. It shall be subject to the exclusive jurisdiction of Indiana state courts and of the federal courts with jurisdiction over Steuben County, Indiana, regardless of the residence or situs of the Parties, to which jurisdiction of the court the Parties expressly submit, and waive objection. This Agreement shall be subject to, and litigated in, the exclusive and preferred venue of Indiana state courts located in Steuben County, Indiana or of the federal courts with jurisdiction over Steuben County, Indiana.

12.	Drafter of the Agreement. The Parties to this Agreement agree that each Party and its counsel reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits to this Agreement.

13.	Force Majeure. Neither Agent nor Broker shall be liable to the other for any failure to perform under this Agreement due to acts of God, war, fires, floods, explosions or other natural catastrophes, civil disturbances, riots, unusually severe weather such as tornadoes, or failures or fluctuations in electrical power, heat, light, air conditioning, telecommunications lines or equipment, failure in computer software, hardware or related materials, or similar circumstances. In such event, the performance of Agent’s or Broker’s obligations shall be suspended during, but not longer than, the period of existence of such event and the period reasonably required to perform the obligations. In such event, Agent or Broker shall notify the other of such event and shall use reasonable efforts to minimize the consequences of such event.

14.	Time. Time shall be of the essence with regard to this Agreement.

15.	Further Assurances. Agent and Broker agree that they will take such actions, provide such documents, do such things and provide such further assurances as may reasonably be requested by the other in connection with and during the term of this Agreement.

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Witness the hands of the Parties set out below and effective as of the Effective Date.

“BROKER”	“AGENT”
Freedom Freight Solutions, LLC	Karr Transportation, Inc.
Beers Investment Group, LLC
Albert Beers

/s/ Jim Evans	/s/ Albert Beers
By: James L. Evans, President	By: Albert Beers, President/Manager

/s/ Albert Beers
Albert Beers

/s/ Kelly Beers
Kelly Beers

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Appendix A (Customers)

There are no pre-approved or pre-identified customers of Agent.

All customers must be identified by Agent (by email to James L. Evans, using JimEvans@TraditionTrans.Com) and accepted by Broker prior to being included on this Appendix A.

Acceptance by Agent: /s/ Albert Beers

Albert Beers

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Appendix B (Commissions)

Subject to any and all terms and conditions of the Agreement, Agent shall be compensated in an amount equal to six percent (6%) of the margin on revenues generated through Freedom Freight Solutions, LLC; specifically, for example if a load is contracted for $12,000 and Freedom receives 10% fee – or $1,200 – then 6% of $1,200 = $72 for Agent.

Acceptance by Agent: /s/ Albert Beers

Albert Beers

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Asset Purchase Agreement

July 27, 2022

Schedule E

Employees / Drivers
Yoram Benamram
Chris Bernach
Jerry Boles
Chad Bowlin
David Couch
Paul Deutschlander
John "JC" Hackney
Brittany Harrell
Bertly Huggins
David Jones
Paul Kees
Zavies Lay
Anne Miller
Kim Mills
Bill Nennig
Melinda Ohanlon
Jeramy Ross
Tereck Taylor

49

Asset Purchase Agreement

July 27, 2022

Schedule F

Employees/Mechanics
Daryn Simpson

50

Asset Purchase Agreement

July 27, 2022

Schedule G

Employees/Operations
Bob Gale
Rej Johnson
Sheryl Denstedt
Justin Rogers
Jennifer Driver
Rebecca Conner
Andrea Logan

51